CHELL GROUP CORPORATION

                                   PURCHASE OF

                    ALL OF THE ISSUED AND OUTSTANDING SHARES

                                IN THE CAPITAL OF

                           LOGICORP DATA SYSTEMS LTD.
                           LOGICORP SERVICE GROUP LTD.
                               123557 ALBERTA LTD.
                               591360 ALBERTA LTD.

                                December 13, 2001

                         MORRISON, BROWN, SOSNOVITCH LLP
                                1 TORONTO STREET
                             SUITE 910, P.O. BOX 28
                                TORONTO, ONTARIO
                                     M5C 2V6
                       Solicitors for the Buyer and Parent

                                  McLENNAN ROSS
                           600, 12220 STONY PLAIN ROAD
                                EDMONTON, ALBERTA
                                     T5N 3Y4
                           Solicitors for the Sellers

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                                       2


                            SHARE PURCHASE AGREEMENT

      THIS AGREEMENT is made the 13th day of December, 2001.

A M O U N G:

                  CHELL GROUP CORPORATION, a corporation incorporated pursuant to the laws of the State of New York, (the "Parent")

                                    - and -

                  CHELL MERCHANT CAPITAL GROUP INC. a corporation to be incorporated under the laws of the Province of Ontario, (the "Buyer")

                                     - and -

                  MELANIE JOHANNESEN, of the City of Edmonton in the Province of Alberta ("Melanie")

                                     - and -

                  RANDY BAXANDALL, of the City of Edmonton, in the Province of Alberta ("Randy")

                                     - and -

                  MORRIS CHYNOWETH, of the City of Edmonton, in the Province of Alberta ("Morris")

                                     - and -

                  ELAINE CHYNOWETH, of the City of Edmonton, in the Province of Alberta ("Elaine")

                                     - and -

                  JOHANNESEN FAMILY TRUST
                  ("Johannesen Family Trust")

                                     - and -

                  BAXANDALL FAMILY TRUST
                  ("Baxandall Family Trust")

                                     - and -

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                                       3


                  MERC FAMILY TRUST
                  ("Chynoweth Family Trust")

                                     - and -

                  LOGICORP DATA SYSTEMS LTD., a corporation incorporated under the laws of the Province of Alberta ("LOGICORP")

                                     - and -

                  123557 ALBERTA LTD., a corporation incorporated under the laws of the Province of Alberta ("123557")

                                     - and -

                  LOGICORP SERVICE GROUP LTD., a corporation incorporated under the laws of the Province of Alberta ("LSG")

                                     - and -

                  591360 ALBERTA LTD., a corporation incorporated under the laws of the Province of Alberta; ("591360")

                                    RECITALS

WHEREAS:

A. Melanie, Randy and 123557 are the registered and beneficial owners of record of all of the issued and outstanding shares in the capital of LOGICORP (the "LOGICORP Shares").

B. Morris and Elaine are the registered and beneficial owners of record of all of the issued and outstanding shares in the capital of 123557 (the "123557 Shares").

C. The Baxandall Family Trust, the Chynoweth Family Trust and 591360 are the registered and beneficial owners of record of all of the issued and outstanding shares in the capital of LSG (the "LSG Shares").

D. The Johannesen Family Trust is the sole registered and beneficial owner of record of all of the issued and outstanding shares in the capital of 591360 (the "591360 Shares").

E. The Sellers have agreed to sell the Purchased Shares to the Buyer, and the Buyer has agreed to buy such Purchased Shares from the Sellers, upon and subject to the terms and conditions set out in this Agreement.

F.    The Buyer is a wholly owned subsidiary of the Parent.

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                                       4


NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of Two Dollars ($2.00) now paid by the Buyer to each of the Sellers (the receipt and sufficiency of which is hereby acknowledged) and of the mutual covenants and agreements contained in this Agreement, the parties covenant and agree with each other as follows:

                              1.00 - INTERPRETATION

1.1 Definitions. In addition to any other defined terms contained in this Agreement, the following words and phrases have the following meanings:

(a) "Agreement", "this Agreement", "hereto", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement including its Schedules and not to any particular article, section or other portion of this Agreement and include every amendment or instrument supplementary hereto or in implementation hereof;

(b) "Arm's Length" shall have the same meaning as those words are defined in the Income Tax Act (Canada) from time to time;

(c) "Assets" means all the assets, interests, undertakings, rights and properties of the Corporation and the Holding Companies of every kind and description, real or personal, tangible or intangible and wherever they are located as of the date of this Agreement including, without limitation:

      (i) all machinery, equipment, furniture, furnishings and accessories, spare parts, manuals and supplies of all kinds;

      (ii)   all inventory;

      (iii) all accounts receivable, trade accounts, notes receivable and other debts due or accruing due and the full benefit of all securities for such accounts, notes or debts;

      (iv) the full benefit of all contracts, engagements or commitments, whether written or oral, including, without limitation, all forward commitments by the Corporation for equipment, inventory, supplies and materials entered into in the ordinary course of business;

      (v) prepaid expenses including, without limitation, prepaid rent, insurance premiums, utility deposits and any other kind of payment or amount that could be considered a prepaid expense under generally accepted accounting principles;

      (vi) all registered or unregistered trade marks, trade names, trade or brand names, service marks, copyrights, designs, inventions, patents, patent applications, patent rights (including any patents issuing on such applications or rights), licences, telephone numbers, customer lists, sub-licences, franchises, formulae, trade secrets, processes, technology and other industrial property and intangibles including, without limitation, all restrictive agreements or negative covenant agreements the Corporation or the Holding Companies may have;

      (vii) the goodwill of the Business including, without limitation, the right to use the name "LOGICORP", or any variation thereof, as part of the name of, or in connection with the business carried on or to be carried on by, the Corporation; and

      (viii) all other property, assets and rights, real or personal, tangible or intangible, owned by the Corporation or the Holding Companies to which either is entitled;

(d) "Business" means the business presently carried on by the Corporation under the name and style, "LOGICORP" as a value added reseller and network integrator which specializes in support and maintenance activities related to networks, communications, production database environments and image based applications;

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                                       5


(e) "Business Day" means a day which is not a Saturday, a Sunday or a statutory holiday in Alberta or Ontario;

(f) "Buyer's Accountants" means Lazar, Levine, Felix LLP or such other firm of chartered accountants as may be designated by the Buyer;

(g) "Buyer's Counsel" means Morrison Brown Sosnovitch LLP or such other firm of lawyers as may be designated by the Buyer;

(h) "Buyer Shares" means the 5,355,000 exchangeable shares in the capital of the Buyer, to be issued to the Sellers by the Buyer pursuant to Section
      2.3 hereof;

(i)   "Closing Date" means the earlier of:

            (i)   February 1, 2002;
            (ii) the 5th Business Day next after the day that the shareholders of the Parent approve the transactions contemplated herein; or

            (iii) such other date as may be agreed upon by the Buyer and the
                  Sellers;
      but in any event, not later than March 1, 2002;

(j)   "Corporation" means LOGICORP and LSG together;

(k) "Confidential Information" means, with respect to the Sellers' obligations, the following pertaining to the Parent and Buyer, and with respect to the Parent's and Buyer's obligations, the following pertaining to the Corporation and the Holding Companies: all information relating to the business of the other party or any of its associated, related or affiliated companies, including, but not limited to, material contracts, customer lists, financial statements or information, reports, employee information, banking information, and any information whether written or verbal which the other receives through due diligence or otherwise in the preparation of the transactions contemplated herein that is not generally available to the public;

(l) "Deposit" means the amount of one hundred thousand ($100,000.00) dollars payable to the Sellers pursuant to Section 2.3 hereof;

(m) "EBITDA" means, for any period, the sum of (i) the net income of LOGICORP and LSG for such period, plus (ii) interest charges and other debt service charges paid or accrued in respect of such period, plus (iii) income taxes whether paid or deferred which are deducted in determining net income for such period, if any, plus (iv) depreciation and amortization expense for such period, all as defined and determined in accordance with generally accepted accounting principles in Canada, consistently applied, and as approved from time to time by the Canadian Institute of Chartered Accountants.

(n)   "Effective Date" means the 1st day of January, 2002;

(o) "Encumbrances" means any claim, lien, security interest, right, privilege, restriction, demand or other encumbrance whatsoever affecting the property in question, or any right capable of becoming such an encumbrance;

(p)   "Financial Statements" means the financial statements of:

            (i) LOGICORP and LSG for the fiscal years ended June 30, 2000 and June 30, 2001 and the interim financial statements for the period ending September 30, 2001;

            (ii) 123557 for the fiscal years ended October 31, 2000 and October 31, 2001; and

            (iii) 591360 for the fiscal years ended June 30, 2000 and June 30,
                  2001;

      each consisting of a balance sheet as at the end of each fiscal period, a statement of profit and loss, and a statement of changes in financial position with accompanying notes, in respect of each fiscal period, in each case prepared in accordance with generally accepted accounting principles, consistently applied from

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                                       6


      period to period. Forthwith upon execution of this Agreement, the Sellers shall provide the Buyer with a copy of each of the aforesaid financial statements, (except for copies of the financial statements of 123557 for the fiscal year ended October 31, 2001 and of 591360 for the fiscal year ended June 30, 2001) and (i) prior to closing, the Sellers shall provide the Parent and Buyer with audited financial statements with respect to Logicorp or LSG for all of the above fiscal year ends and for the fiscal year ending February 29, 2000 together with review engagement statements for any other earlier period deemed necessary by the Parent/Buyer or its solicitors, and a current general ledger of each of 123557 and 591360, and
      (ii) within 60 days of the Time of Closing the Sellers shall provide the Parent and the Buyer with audited financial statements with respect to 123557 and 591360 for each of their fiscal year ends referenced above;

(q) "Fred" means Fred Johannesen of the City of Edmonton, in the Province of Alberta;

(r)   "HSBC" means HSBC Bank Canada;

(s)   "Holding Companies" means 123557 and 591360 together;

(t) "Interim Period" means the period of time between the date of this Agreement and the Time of Closing;

(u) "Leased Property" means the premises leased by LOGICORP or LSG pursuant to a lease or written agreement to lease, and used in the conduct of the Business, as described in the Leased Property Schedule;

(v)   "NASDAQ" means the NASDAQ Stock Market;

(w) "ordinary course" or "ordinary course of business" means, in relation to a Party, any transaction which constitutes an ordinary, day to day business activity of that Party, conducted in a commercially reasonable and businesslike manner, consistent with past practices, having no unusual or special features;

(x) "Parent Shares" means the shares in the capital of the Parent, to be issued by the Parent to the Sellers upon the exchange of the Buyer Shares pursuant to Sections 2.3 and 2.4 hereof

(y)   "Permitted Encumbrance" has the meaning set out in section 5.1(l);

(z) "Purchase Price" means the aggregate consideration, as set out in this Agreement, payable by the Parent and Buyer to the Sellers for the Purchased Shares;

(aa) "Purchased Shares" means all of the issued and outstanding shares owned by Randy and Melanie in the capital of LOGICORP, all of the issued and outstanding shares owned by Morris and Elaine in the capital of 123557, all issued and outstanding shares owned by the Chynoweth Family Trust and the Baxandall Family Trust in the capital of LSG, and all of the issued and outstanding shares owned by the Johannesen Family Trust in the capital of 591360.";

(bb) "RCA Loans" means the loans from Retirement Compensation Agreements to the Corporation or the Holding Companies as set out on the RCA Loans Schedule;

(cc) "Real Property" means each direct or indirect interest in real property described in the Real Property Schedule , and, where the context requires, means all of such real properties and real property interests;

(dd) "Registration Rights Agreement" means the agreement to be entered into and relating to the registration rights set forth in Sections 2.3(d) and 2.4(c) hereof;

(ee) "Sellers" means Melanie and Randy in respect of Logicorp, Morris and Elaine in respect of 123557, the Chynoweth Family Trust and the Baxandall Family Trust in respect of LSG and the Johannesen Family Trust in respect of 591360 but for the purpose of any representations, warranties or covenants hereunder shall mean all such persons, jointly and severally;

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                                       7


(ff) "Sellers' Counsel" means McLennan Ross or such other firm of lawyers as may be designated by the Sellers;

(gg)  "Taxes" means:

      (i) in respect of the Corporations and the Holdings Companies, all federal, provincial, municipal or other taxes, imposts, rates, levies, assessments and government fees, charges or dues lawfully levied, assessed or imposed against the Corporation or the Holding Companies as applicable or in respect of the Business including, without limitation, all income, capital gains, sales, excise, use, property, payroll, capital, goods and services, business, transfer, withholding and value added taxes, and all customs and import duties, together with all interest, fines and penalties with respect thereto, and

      (ii) in respect of the Parent and the Buyer, all federal, state, provincial, municipal or other taxes, imposts, rates, levies, assessments and government fees, charges or dues lawfully levied, assessed or imposed against the Parent or the Buyer as applicable or in respect of their business including, without limitation, all income, capital gains, sales, excise, use, property, payroll, capital, goods and services, business, transfer, withholding and value added taxes, and all customs and import duties, together with all interest, fines and penalties with respect thereto;

(hh)  "Tax Returns" means:

         (i) in respect of the Corporation and the Holding Companies, all reports, returns and other documents filed or required to be filed by the Corporation or the Holding Companies in respect of Taxes or in respect of, or pursuant to, any federal, provincial, municipal or other taxing statute applicable to them; and

         (ii) in respect of the Parent and the Buyer, all reports, returns and other documents filed or required to be filed by the Parent or the Buyer in respect of Taxes or in respect of, or pursuant to, any federal, state, provincial, municipal or other taxing statute applicable to them;

(ii) "Time of Closing" means 10:00 o' clock a.m. MST on the Closing Date or such other time on the Closing Date at which the transaction is completed;

(jj) "Weighted Price" means, in reference to a particular day, the average of the closing sale prices (or last bid prices if no closing sale prices are reported) of the common stock of the Parent as reported on Nasdaq for the ten (10) trading days immediately preceding that particular day.

1.2 Canadian Dollars. All dollar amounts referred to in this Agreement are in Canadian funds unless otherwise provided.

1.3 Extended Meanings. In this Agreement, where the context requires, the singular number includes the plural and vice versa, the masculine gender includes the feminine and neuter genders and vice versa and the word "person" is not limited to an individual but includes any entity recognized by law.

1.4 Entire Agreement. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there are no warranties, representations or other agreements between the parties in connection with the subject matter of this Agreement except as specifically set out in this Agreement or as may be delivered by one or more of the Parties at the closing of the transactions contemplated herein. No supplement, modification, waiver or termination of this Agreement shall be binding, unless executed in writing by the party or parties to be bound thereby.

1.5 Headings. All headings are included solely for convenience of reference and are not intended to be full or accurate descriptions of the contents of any Article or section in this Agreement.

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                                       8


1.6 Accounting Terms and Principles. All accounting terms not specifically defined in this Agreement and all calculations and adjustments required to be made pursuant to this Agreement are to be construed and made in accordance with Canadian generally accepted accounting principles, consistently applied.

1.7 Schedules. The following are the Schedules are to be attached to and incorporated in this Agreement by reference and deemed to be part hereof when attached to this Agreement and initialled by the party required to produce such
Schedule:

         Buyer's Directors and Officers Schedule
         Purchase Price Allocation Schedule
         RCA Loans Schedule
         Sellers Disclosure Schedule

1.8 Recitals. Each of the parties acknowledges that the recitals of this Agreement, so far as they relate to such party, are true and correct in substance and in fact.

                       2.00 - PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale. Based upon the warranties, representations and covenants, and subject to the terms and conditions, set out in this Agreement the Buyer agrees to purchase the Purchased Shares from the Sellers and the Sellers agree to sell the Purchased Shares to the Buyer effective as of the Effective Date.

2.2 Purchase Price. Subject to adjustment as set out in section 2.4 hereof, the total Purchase Price payable by the Buyer to the Sellers shall be a maximum of Eight Million One Hundred and Ninety-nine Thousand Six Hundred and Sixty-eight Dollars ($8,199,668), subject to adjustments set forth in this Agreement. The purchase price shall be allocated to the Sellers in accordance with the Purchase Price Allocation Schedule, and all adjustments to the Purchase Price in section
2.4 and elsewhere in this Agreement shall be adjusted on a pro rata basis to the allocation on the Purchase Price Allocation Schedule unless the Sellers otherwise confirm in writing.

2.3 Payment of Purchase Price. On the day following the first advance of funds to or on behalf of the Parent in respect of a financing by way of an issue of notes through J Gunnar and Associates, and the Sellers having provided the Buyer's Counsel with particulars of all legal proceedings and material contracts that are referenced in section 3.1(ee) and (ii), the Buyer shall pay a non-refundable Deposit of one hundred thousand ($100,000.00) dollars to the Sellers in care of the Sellers' Counsel. The Deposit shall be applied towards payment of the Purchase Price if the transactions close in accordance with this Agreement, failing which the Deposit shall be paid to the Sellers on the Closing Date and in any event no later than March 1, 2002 as a genuine estimate of their liquidated damages and in full settlement of all claims of the Sellers against the Buyer and the Parent in respect of this Agreement. The balance of the Purchase Price payable to the Sellers shall be paid as follows:

(a) payment of the sum of One Million (Four) Hundred Thousand Dollars ($1,400,000) by certified cheque or bank draft on the day following the first advance of funds to or on behalf of the Parent in respect of a financing by way of an issue of notes through J Gunnar and Associates to the Seller's solicitors in trust to be delivered to the Sellers at the Time of Closing or returned to the Parent if Closing does not occur for any reason. All interest accruing after the Effective Date shall accrue to the Sellers;

(b) at the Time of Closing, by delivery to the Sellers of an interest-free promissory note from the Buyer in the aggregate amount of One Million Eight Hundred Thousand Dollars ($1,800,000) payable within six (6) months of the Effective Date, provided however, at any time prior to the expiry of such 6 month period, but in any event prior to payment of the aforesaid $1,800,000 amount, the Buyer may elect to adjust the Purchase Price by substituting the $1,800,000 promissory note for an interest-free promissory note from the Buyer payable to the Sellers in the amount of Two Million Forty Thousand Dollars ($2,040,000) one half of which is due six
      (6) months from the Effective Date and the balance of which is due one (1) year from the Effective Date, and upon delivery of the substituted promissory note for $2,040,000 for the Sellers or to the Sellers' Counsel, the $1,800,000 promissory note shall be returned to the Buyer or to the Buyer's Counsel and cancelled;

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                                       9


(c) at the time of Closing, the delivery to the Sellers of an interest free promissory note from the Buyer in the aggregate amount of Five Hundred Thousand Dollars ($500,000) payable within fifteen (15) months of the Effective Date; in addition, the Buyer covenants to pay to the Sellers within the aforesaid fifteen (15) month period, the amount by which the EBITDA exceeds the amount of One Million Dollars ($1,000,000) for the first 12 months following the Effective Date; and

(d) at the Time of Closing, the delivery of 5,355,000 exchangeable shares of Buyer to the Sellers in accordance with the Purchase Price Allocation Schedule together with the Registration Rights Agreement requiring Chell Group Corporation to file a registration statement for 2,677,500 shares of its common stock within six (6) months from the Effective Date and for a further 2,677,500 shares of its common stock within one (1) year from the Effective Date. Except with respect to the adjustment in subsection 2.4(c) where the value of the common stock will be calculated as set out therein, for the purposes of calculating the Purchase Price, the parties hereto have agreed that the value of the exchangeable shares of the Buyer is US$0.52 per share and that the current currency exchange rate to Canadian dollars is $1.58 per US dollar and notwithstanding any fluctuation in the market price of Parent's common stock or fluctuations in the currency exchange ratio, there shall be no adjustment in the number of shares deliverable hereunder.

2.4 Purchase Price and Parent Share Adjustment.

(a) The Purchase Price shall be adjusted downward by three (3) times the amount, if any, that the EBITDA for the first full 12 months following the Effective Date is less than One Million Dollars ($1,000,000) to a maximum downward adjustment of Three Million Dollars ($3,000,000). The adjustment will be made, at the option of the Sellers, by reduction of any consideration remaining unpaid, by reducing the balance owing in respect of any Promissory Note payable by the Buyer and the Parent to the Sellers and cancelling such Promissory Note if fully paid, by payment of cash to the Buyer, or by returning to the Buyer any share consideration equivalent in dollar terms calculated by using the share price of US$1.00 per share with a currency exchange rate of $1.58 Canadian per US dollar.

(b) To the extent that the Corporation and the Holding Companies have retained earnings on a consolidated basis on the Effective Date of less than $425,000.00, the Purchase Price shall be decreased dollar for dollar by the amount of the difference between $425,000.00 and the retained earnings amount as of the Effective Date. To the extent that the Corporation and the Holding Companies have retained earnings on a consolidated basis on the Effective Date of more than $425,000.00, the Purchase Price shall be increased dollar for dollar by the amount of the difference between the retained earnings as of the Effective Date and the amount of $425,000.00. The Sellers or the Buyer, as the case may be, shall account to the other of them for the applicable adjusted amount pursuant to this section, by payment by certified cheque within 30 days of determination of the amount of retained earnings as of the Effective Date, failing which interest shall accrue and be paid at the rate of 15% per annum as and from the due date of such adjustment. In the event that any amount is owed from Buyer to Sellers, it shall be paid to Sellers from the Corporation.

(c) In the event that the Weighted Price on the six (6) month anniversary of the Effective Date is less than U.S. $1.00 per share, the Purchase Price shall be further adjusted such that the Buyer shall issue additional exchangeable shares to the Sellers equal to the difference between the Weighted Price on that date and U.S. $1.00 per share to a maximum of U.S. $0.15 per share multiplied by 5,355,000 shares; provided however, if the Weighted Price on the Effective Date is less than US$0.50 per share, then the maximum adjustment to the Purchase Price of US$0.15 as aforesaid shall be amended to US$0.20 per share multiplied by 5,355,000 shares. Such additional shares shall be delivered within 10 days after the six (6) month anniversary of the Effective Date and shall be issued to the Sellers as fully paid; the Registration Rights Agreement shall require the Parent to file a registration statement within six (6) months of the Effective Date for shares of its common stock equal in number to the additional exchangeable shares to be issued to the Sellers by the Buyer pursuant to this section.

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                                       10


2.5 Section 85 Elections. The Buyer acknowledges that Morris and Elaine in respect of 123557 and Melanie and Randy in respect of Logicorp will be making dispositions of shares pursuant to Section 85(1) of the Income Tax Act (Canada), and the Buyer covenants and agrees to complete, execute and file all applicable forms and elections (with the elected amount as determined by the applicable Sellers) as required pursuant to Section 85 of the Income Tax Act (Canada), in such form and manner and within such time limits as may be prescribed by the Income Tax Act (Canada), and such parties shall do all such further things and execute all such further forms and documents as may be required to give full force and effect to such elections.

2.6 Promissory Notes. All Promissory Notes required to be delivered to the Sellers pursuant to this Agreement shall be granted by the Buyer and the Parent or shall be granted by the Buyer and guaranteed by the Parent, and shall include provisions confirming that default in payment of an amount due under any particular promissory note shall constitute default under all other promissory notes and that on default interest shall accrue on the amount in default at the rate of 15% per annum calculated from the date of default to the date of payment. All promissory notes shall be in a form acceptable to the Parties hereto.

2.7 Exchange of Buyer's Shares. Upon filing each of the registration statements pursuant to the Registration Rights Agreement, and subject to the rights, privileges, restrictions and conditions set forth in the Articles of Incorporation of the Buyer, as amended: (a) each of the Sellers may from time to time and at any time thereafter exercise their right to exchange their respective Buyer Shares, or such number thereof as they determine, for the Parent Shares set forth in each registration statement, on a one-for-one basis,
(b) the Buyer and the Parent shall not exchange any Buyer Shares for Parent Shares without first receiving notice to do so from the Seller or the Trustee of the Seller holding the Buyer Shares, and then only for such number of shares set forth in such notice, and (c) subject to the filing of the respective registration statements pursuant to the Registration Rights Agreement, each Seller may give one or more notices to the Parent for all or any portion of the Buyer's Shares allocated to that Buyer pursuant to the Purchase Price Allocation Schedule.

                     3.00 - REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Sellers. The Sellers represent and warrant to the Buyer as follows and acknowledge that the Buyer is relying upon such representations and warranties in connection with the purchase by the Buyer of the Purchased Shares:

(a) Schedules. The Schedules set forth in this Section 3.1 reference complete and accurate information regarding those matters to which such Schedules pertain.

(b) Corporate Existence. The Corporation and the Holding Companies are duly incorporated, organized and validly existing under the laws of the Province of Alberta. The Provinces of Alberta, British Columbia, Saskatchewan and Ontario are the only jurisdictions in which the Corporation and the Holding Companies carry on business or own or lease properties. The Corporation and the Holding Companies have the corporate power and authority and do now possess all governmental and other permits, licences and other authorizations required to own or lease its properties, and to carry on its business as it was carried on at the applicable time. The Corporation and the Holding Companies shall prior to the Closing Date present to the Buyer copies of its minute books, certificate of incorporation, by-laws, and any other corporate documents or records to the Buyer, and such copies will be complete and correct copies.

(c) Authority. This Agreement, when executed and delivered by the parties hereto, will constitute a valid and binding agreement of the Corporation, the Holding Companies, and the individual Sellers in accordance with its terms. Except as set forth in Section 3.1(c) of the Sellers Disclosure Schedule, none of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the compliance with or fulfilment of the terms and provisions of this Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any of the Corporation's or the Holding Companies' constating documents or by-laws, or a default under any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Corporation, Holding Companies or the Sellers are a party or by which either are bound or any regulatory provisions affecting either of them. Neither the Corporation nor the Holding Companies nor the Sellers are a party to or bound by any commitment, agreement or document containing any covenant which limits the freedom of the Corporation or Holding Companies to compete or solicit any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operation or conditions of the Corporation or Holding Companies or the continued operation of the Business after closing.

(d) Authorized and Issued Capital. The authorized capital of LOGICORP consists of unlimited Class "A" Common Voting Shares, unlimited Class "B" Common Non-Voting Shares and unlimited Class C Preferred Shares of which the following are issued and outstanding as fully paid and non-assessable to Melanie, Randy and 123557 and there are no other shareholders:

          Melanie          -        660 Class "A" Common Voting Shares
          Randy            -        660 Class "A" Common Voting Shares
          123557           -        660 Class "A" Common Voting Shares.

      The authorized capital of 123557 consists of 10,000 Class "A" Common Voting Shares, 5,000 Class "B" Common Non-Voting Shares and 5,000 Preferred Non-Voting Shares of which the following are issued and outstanding as fully paid and non-assessable to Morris and Elaine (the "123557 Shares") and there are no other shareholders:

          Morris           -        55 Class "A" Common Voting Shares
          Elaine           -        45 Class "A" Common Voting Shares and
                                    10 Class "B" Common Non-Voting Shares.

      The authorized capital of LSG consists of unlimited Class "A" Common Voting Shares, unlimited Class "B" Common Non-Voting Shares, unlimited Class "I" Preferred Non-Voting Shares and unlimited Class "II" Preferred Non-Voting Shares of which the following are issued and outstanding as fully paid and non-assessable to the Baxandall Family Trust, the Chynoweth Family Trust, and 591360 (the "LSG Shares") and there are no other shareholders:

          Baxandall Family Trust    -    1,000 Class "A" Common Voting Shares
          Chynoweth Family Trust    -    1,000 Class "A" Common Voting Shares
          591360                    -    1,000 Class "A" Common Voting Shares
          Logicorp                  -    1 Class "I" Preferred Non-Voting Share.

      The authorized capital of 591360 consists of unlimited Class "A" Common Voting Shares, unlimited Class "B" Common Non-Voting Shares, unlimited Class "I" Preferred Non-Voting Shares and unlimited Class "II" Preferred Non-Voting Shares of which 1,000 Class "A" Common Voting Shares are issued and outstanding as fully paid and non-assessable to the Johannesen Family Trust (the "591360 Shares") and there are no other shareholders.

(e) Title to Purchased Shares. The Sellers are the registered and beneficial owners of all of the Purchased Shares and has good and marketable title to such shares, free and clear of all Encumbrances of any kind and each of them has not received any notice of any adverse claim with respect to such shares.

(f) Options and Calls. There are no outstanding agreements, calls, commitments, options, subscriptions, warrants or other rights or privileges to acquire the Purchased Shares or to require the Corporation or the Holding Companies to issue additional shares, whether upon the conversion of other securities or otherwise.

(g) Subsidiaries. Except as set forth in Schedule 3.1(g), the Corporation and the Holding Companies do not own any interest in or control, directly or indirectly, any corporation, business trust, partnership, limited partnership, joint venture or other person. The Sellers represent and warrant that none of Logicorp Consulting Ltd. 779194 Alberta Ltd. and 779202 Alberta Ltd. are involved in the operations of the Business or have any assets that form part of the Business or have any contracts with any customers or suppliers of the Business, and the Sellers covenant and agree that within 30 days of the Time of Closing they shall cause Logicorp Consulting Ltd. to change its name to a name that does not include the word "Logicorp".

(h) Financial Assistance. Except as set out in Section 3.1(h) of the Seller Disclosure Schedule, neither the Corporation nor the Holding Companies have, directly or indirectly, made any loans, provided financial assistance in any form, or given any guarantees, to or in respect of the obligations of any person, including shareholders, other than loans, financial assistance or guarantees which are no longer outstanding. The Corporation and the Holding Companies will not, as of the Time of Closing, be a party to or bound by any agreement of indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any other party.

(i) No Joint Venture Interests, etc. Neither the Corporation nor the Holding Companies are a partner, co-tenant, joint venturer or otherwise a participant in any partnership, joint venture, co-tenancy or other similarly jointly owned business undertaking and the Corporation and Holding Companies have no other significant investment interests in any business owned or controlled by any third party except as listed on the Contracts Schedule.

(j) No Distributions on Shares. Except as set out in Section 3.1(j) of the Seller Disclosure Schedule, neither the Corporation nor the Holding Companies have, since their most recently completed fiscal year end for 2001, purchased or redeemed any shares in its capital, paid or declared any dividend, made or agreed to make any other distribution in respect of its capital or passed any resolution authorizing any of such actions.

(k) Financial Statements and Financial Books and Records. The books and records of the Corporation and the Holding Companies and the Financial Statements fairly and correctly set out and disclose in all material respects, in accordance with Canadian generally accepted accounting principles consistently applied from year to year, the assets, liabilities, and financial position of the Corporation and the Holding Companies as at the respective dates of the Financial Statements, at the date hereof and, with respect to the books and records, will continue to do so at the Time of Closing. All financial transactions of the Corporation and the Holding Companies relating to their business have been and will be accurately recorded in its books and records and, without limiting the generality of the foregoing, all monies set aside or held in trust by the Corporation or the Holding Companies for the benefit of another person are properly accrued or so held and are completely and accurately recorded in the books and records of the Corporation and Holding Companies and no claim can be made against the Corporation or the Holding Companies in respect thereof in excess of the amounts so set aside or held.

(l) Disclosure to Accountants. The Corporation, the Holding Companies and the Sellers have made known, or caused to be made known, to the accountants or auditors who have prepared the Financial Statements all material facts and circumstances which could affect the preparation of the Financial Statements.

(m) Corporate Books and Records. The corporate records and minute books of the Corporation and the Holding Companies are complete, accurate and up to date, and contain and will contain at the Time of Closing complete and accurate copies of all articles (as amended) and by-laws (as amended), minutes of all meetings and/or written resolutions of the directors and/or Shareholders of the Corporation or Holding Companies from incorporation to the Closing Date and all such by-laws were duly enacted and passed, all such meetings were duly held, and all such resolutions were duly enacted and passed and all matters and transactions contained or reflected in the minute books are in accordance with applicable corporation law requirements. The share certificate books, registers of shareholders and directors and registers of transfers are and will be accurate and complete on the Closing. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of the Corporation or Holding Companies, except those contained in the minute books.

(n) Directors and Officers . The directors and officers of LOGICORP are as follows:

                  Fred              -       Director
                  Morris            -       Director and President

                  Randy             -       Director and Secretary/Treasurer

      The directors and officers of 123557 are as follows:

                  Morris            -       Director and President
                  Elaine            -       Director and Secretary

      The directors and officers of LSG are as follows:

                  Fred              -       Director and President
                  Morris            -       Director and Vice-President
                  Randy             -       Director and Secretary/Treasurer

      The directors and officers of 591360 are as follows:

                  Fred              -       Director, President and Secretary

(o) Outstanding Indebtedness. Except as set out in the Financial Statements for their most recently completed fiscal year end for 2001, the Corporation and the Holding Companies have no outstanding, nor is it under any obligation to create or issue, any bonds, debentures, mortgages, notes, security agreements or any other Encumbrances except as set out in the Encumbrances Schedule.

(p) Availability of Assets. The Assets constitute all of the assets which are now being used, and which are necessary, in the conduct of the Business. The Assets are in good operating condition and repair, reasonable wear and tear excepted.

(q) Title to Assets. The Corporation and the Holding Companies are the legal and beneficial owners of all of the Assets having good and marketable legal and beneficial title thereto, free and clear of all Encumbrances except as set out on the Encumbrances Schedule. Except in the ordinary course of business, there is no agreement, option or other right to sell, assign or otherwise dispose of any Assets.

(r) Accounts Receivable. Other than as reserved in the Financial Statements or subsequently reserved for bad debts and doubtful accounts, all accounts receivable have arisen from valid Arm's Length transactions in the ordinary course of business. The accounts receivable are not subject to any valid set-offs or counterclaims and except for those reserved for bad debts and doubtful accounts are, subject to the debtor's willingness and ability to pay, collectable and the Sellers have received no notice of the unwillingness or inability of any debtor to pay any of the accounts receivable. Adequate provision has been made for bad debts and doubtful accounts, in accordance with generally accepted accounting principles.

(s) Inventories. All inventory of the Corporation recorded in the books and records of the Corporation has been recorded at the lesser of cost and realizable value and such inventory consists of items of a quality usable in the ordinary course of business. On the Closing Date, Inventories will be sufficient to meet the current needs of the Business in the ordinary course.

(t) Forward Commitments. All forward commitments which have been entered into by the Corporation and/or the Holding Companies, and which remain unfulfilled, have been entered into in the ordinary course of the Business.

(u) Real Estate. At the Time of Closing, neither the Corporation nor the Holding Companies will own any real property.

(v) Leases. All Leased Property is listed in the Section 3.1(v) of the Seller Disclosure Schedule . Each such lease and/or agreement to lease:

      (i) is in full force and effect and in good standing and constitutes a legal, valid and binding obligation of the Corporation or the Holding Companies as the case may be, and, without limiting the generality of the foregoing, there has been no default thereunder by such party, or to the best of the knowledge of the Sellers, by the landlord, and such party has not received notice of termination or threat by the landlord to terminate such lease or agreement to lease; and

      (ii) except where consent, approval or act of any party is required pursuant to the terms of leases or agreements to lease, copies of which have been delivered to Buyer's Counsel, will continue in full force and effect notwithstanding the closing of the transactions contemplated by this Agreement without the consent, approval or act of any party under such lease or agreement to lease; for greater certainty, the Sellers will obtain any required consents identified by the Buyer in the copies of the leases or agreements to lease provided to Buyer's Counsel and the Sellers shall be responsible for the costs of any consent, approval or other act of any party which is required under any leases or agreements to lease.

      With respect to all Leased Property:

      (iii) to the best of the knowledge of the Sellers, after due inquiry, the premises and improvements thereto and the purposes for which any of them are used, comply in all material respects with the relevant zoning, building, environmental and other governmental or municipal by-laws, laws, requirements, regulations and ordinances (including municipal and provincial fire regulations and pollution control regulations) and with Fire Underwriters' regulations;

      (iv) there has not been received by the Corporation or the Holding Companies or anyone on behalf of them, any notice with respect to any by-law change affecting the premises or relating to any threatened or pending condemnation or expropriation of such premises;

      (v) neither the Corporation nor the Holding Companies nor anyone on behalf of them has received any notice from any insurance carrier of defects or inadequacies in any of the premises, which, if not corrected, could result in termination of insurance coverage or an increase in the cost of coverage.

(w)   Environmental Matters and Occupational Health and Safety.

      (i) the Corporation and the Holding Companies have in connection with the carrying on of the Business complied with and will be in compliance with all federal, provincial and municipal orders, regulations and by-laws relating to environmental and occupational health and safety matters, including the disposal of hazardous substances;

      (ii) the Corporation and the Holding Companies have in connection with the carrying on of the Business complied with all federal, provincial and municipal orders, regulations and by-laws relating to environmental matters and the disposal of waste and there has not been any other events, accidents or episodes of a similar nature that would impose duties and obligations on the Corporation under environmental legislation of other governmental authority having jurisdiction;

      (iii) the processing, storage, and handling, and disposal of chemicals, hazardous substances and other products harmful to the environment and of biological waste and other dangerous or potentially dangerous materials in connection with the carrying on of the Business are being conducted in accordance with all applicable municipal, provincial and federal legislation and guidelines;

      (iv) all environmental approvals or certificates required to be held by the Corporation or the Holding Companies by any level of government or governmental organization or agency have been obtained, are valid and in full force and effect, have been, are being, and will be complied with as of the Time of Closing, and there have been and are no proceedings commenced or threatened to revoke or amend any environmental approvals. No investigation or evaluation has been commenced with respect to any alleged breach of any environmental law or regulation; and

      (v) all material environmental studies or assessments relating to the Corporation, the Holding Companies or the Business have been delivered to the Buyer.

(x) Equipment Leases. A complete list of all equipment leases to which the Corporation or the Holding Companies is a party is listed in Section 3.1(x) of the Seller Disclosure Schedule. A full and complete copy of each equipment lease shall be produced to the Buyer. Each of such equipment leases:

      (i) is in full force and effect and in good standing and constitutes a legal, valid and binding obligation of the Corporation or the Holding Companies as the case may be; and

      (ii) will continue in effect notwithstanding the closing of the transactions contemplated by this Agreement without the consent, approval or act of any party under such equipment lease, except as may be provided for in the copy of such equipment leases provided to Buyer's Counsel. The Sellers will assist the Buyer to obtain any required consents identified by the Buyer in the copies of the equipment leases provided to Buyer's Counsel, and the Sellers shall be responsible for any costs associated with any consent, approval or other act of any party which is required under any equipment leases.

(y) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by the Corporation and the Holding Companies are described in Section 3.1(y) of the Seller Disclosure Schedule (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy will be provided to the Buyer, and such policies are summarized in the Insurance Schedule attached hereto. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. The Corporation and the Holding Companies have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against the Corporation or the Holding Companies which would come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the Assets or the Business or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the Assets or requiring or recommending any equipment or facilities to be installed on any premises from which the Business is conducted or in connection with any of the Assets. The Corporation and the Holding Companies do not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the Business which might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

(z) Proprietary Rights. Other than the trade name "LOGICORP" and the domain registration of "Logicorp.ca" the Corporation does not own any copyrights, uncopyrighted works, registered and unregistered trade marks, certification marks, trade names, industrial designs, patents, patent applications, unpatented inventions, trade secrets, know-how and other proprietary rights (collectively, the "Proprietary Rights") and no such Proprietary Rights are necessary or desirable in the conduct of the Business as now conducted. The conduct of the Business by the Corporation as now conducted does not, to the best of the knowledge of the Sellers, infringe or violate any Proprietary Rights belonging to third parties nor are the Sellers aware of any threatened potential claim with respect to such, including Proprietary Rights owned by a third party to any computer software programs now used in the conduct of the Business, all of which computer software programs are properly licensed by the Corporation or the Holding Companies.

(aa) Business Conducted in No Other Name. All business of the Corporation and the Holding Companies has been conducted in their respective names and for their benefit and there are no parties related, either directly or indirectly, which are competing for the business of the Corporation or the Holding Companies. There are no trademarks or trade names other than those set out in section 3.01(z) which are required to properly conduct the business of the Corporation.

(bb) Absence of Certain Changes or Events. Except as set out in Section 3.1(bb) of the Seller Disclosure Schedule, since the date of the most recent fiscal year end of the Corporation and the Holding Companies, neither of them has:

      (i) incurred any fixed or contingent obligation, liability or commitment except trade or business obligations incurred in the ordinary course of business, none of which is materially adverse or was entered into for inadequate consideration;

      (ii) discharged or satisfied any Encumbrance or paid or satisfied any fixed or contingent obligation or liability, except for current obligations or liabilities incurred in the ordinary course of business and except as otherwise provided for in this Agreement;

      (iii) mortgaged, pledged or subjected any of the Assets to any Encumbrance, other than liens, if any, for current taxes not yet due and payable;

      (iv) entered into any lease or rental agreement or transferred, leased, licensed or disposed of any of the Assets other than in the ordinary course of business and other than new leases or renewals of any of the leases and/or agreements to lease listed on the Seller Disclosure Schedule in accordance with the renewal rights contained therein;

      (v) waived, released, cancelled, forgiven or compromised any debt, claim or right, other than in the ordinary course of business;

      (vi) transferred or granted any right under any lease, license or other agreement or with respect to any intangible asset other than in the ordinary course of business;

      (vii) paid or agreed to pay any bonus, except as outlined on the Employment and Consulting Agreements Schedule;

      (viii) suffered any material casualty loss (whether or not covered by insurance) or any material operating or other loss;

      (ix) suffered any adverse change in, or any event or events which have had or will have a material adverse effect on the Assets or the liabilities of any of the Corporation or the Holding Companies, the conduct of the Business or the condition (financial or otherwise) or prospects of the Corporation, taken as a whole;

      (x) made any loan to or entered into any other transaction with any of its officers, directors, employees or shareholders giving rise to any claim or right of, by, or against any such person. The Corporation and the Holding Companies are not indebted to any of its officers, directors, employees or shareholders or any other person not dealing at arms' length with the Corporation except for the RCA Loans and loans to employees not exceeding $20,000 in aggregate;

      (xi) made or entered into any contract or commitment to make any individual capital expenditures in excess of $50,000 or in aggregate not more than $100,000;

      (xii) declared or paid any dividend or made or agreed to make any payment or distribution to any shareholder (including purchases and redemptions of issued and outstanding shares or any other securities);

      (xiii) issued, sold or granted any options, rights or warrants to purchase, or subscribe for, any shares of any corporation;

      (xiv) sold or otherwise disposed of any fixed or capital assets except in the ordinary course of business;

      (xv) amended or terminated any contract or agreement which is material to the Business; or

      (xvi) entered into any agreement or commitment to do or cause any of the matters described above to occur.

(cc) No Finder. Except as disclosed in Schedule 3.1(cc), the Corporation is not obliged to pay any finder's fee or any type of commission in connection with the transactions contemplated by this Agreement.

(dd) No Defaults under Agreements; No Violation of Laws. The Corporation and the Holding Companies have not received notice of, nor have knowledge of, the existence of any material default or event of default or the occurrence of any event which with notice or lapse of time, or both, would constitute a material default, and which is continuing, under the terms or provisions, express or implied, of any agreement to which any of the Assets, the Purchased Shares, or the conduct of the Business are subject. The Corporation and the Holding Companies have not received notice of, nor have any knowledge of, a violation of any applicable federal, provincial or municipal law, ordinance, regulation, order or requirement relating to the Assets, the Purchased Shares or the conduct of the Business which may have a material adverse effect on the Assets, the Purchased Shares, or the conduct of the Business. The Corporation and the Holding Companies are conducting the Business in compliance with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which the Business is carried on including any required extra provincial registrations except where such non-compliance would not be material to the conduct of the business of the Corporation.

(ee) Litigation. Except as set out in Section 3.1(ee) of the Seller Disclosure Schedule, no claim, action, suit, proceeding, litigation, arbitration or investigation has been commenced or threatened in writing against the Corporation, the Holding Companies, the Assets, the Purchased Shares, or the Business (including the properties of others used in the conduct of the Business), or the transactions contemplated by this Agreement, except as set out in Section 3.1(ee) of the Seller Disclosure Schedule, and no basis therefor is known to the Sellers. No matter which is set out in
      Section 3.1(ee) of the Seller Disclosure Schedule would, if decided adversely against the Corporation or the Holding Companies, have a material adverse effect on the conduct of the Business or upon the Assets or the Purchased Shares. Neither the Corporation, the Holding Companies, the Assets, or the conduct of the Business is subject to any continuing injunction, judgment or other order of any court, arbitrator, mediator or governmental agency. The Corporation and the Holding Companies are not in material default under any order, licence, regulation, nor in any default of any demand of any federal, provincial, municipal or other governmental agency or regulatory body or with respect to any order, writ, injunction or decree of any court.

(ff) Tax Matters. Subject to any requirement to file arising from, or in connection with, the transactions contemplated in this Agreement, the Corporation and the Holding Companies have:

      (i) prepared and filed with the appropriate governmental authorities by the required filing date all Tax Returns required to be filed by it under all applicable laws or regulations, which Tax Returns, were prepared in conformity with such applicable laws and regulations and properly reflect, and do not understate (including that all deductions taken and to be taken are reasonable and fully deductible for tax purposes in the manner claimed or to be claimed by the Corporation) the taxable income and the liability for Taxes of such corporation in the relevant taxation year;

      (ii)  duly and timely paid all Taxes as they have become due and payable;
            and

      (iii) made sufficient provision in the Financial Statements for all accrued but unpaid Taxes, if any, whether or not disputed, for all relevant periods.

      Income tax assessments have been issued to the Corporations covering all past periods up to and including the fiscal year ended June 30, 2000, and such assessments, if any amounts were owing in respect thereof, have been paid in full. Income tax assessments have been issued to 591360 covering all past periods up to and including the fiscal year ended June 30, 2000, and to 123557 covering all past periods up to and including the fiscal year ended October 31, 1995, and such assessments, if any amounts were owing in respect thereof, have been paid in full. There are no actions, suits, tax audits or other proceedings or investigations or claims in progress, pending or threatened in writing against the Corporation or the

      Holding Companies in respect of any Taxes and, in particular, there are no currently outstanding reassessments or written inquiries which have been issued or raised by any governmental authority relating to Taxes. The Corporation and the Holding Companies are not aware of any contingent liabilities for Taxes or any reasonable grounds for an assessment or reassessment of any Tax Return filed by the Corporation, and has not received any indication from any taxing authorities that an assessment or reassessment is proposed in respect of any Taxes, regardless of the merits. The Corporation and the Holding Companies have not executed or filed with any taxing authority any agreement extending the period for assessment, reassessment or collection of Taxes, or any waiver or agreement regarding statutes of limitations relating to Taxes. All Taxes which are required to be withheld or collected by the Corporation or the Holding Companies from payments made to its present and former employees, officers and directors, and to all persons who are not residents of Canada for purposes of the Income Tax Act have been duly withheld or collected and, to the extent required, have been duly remitted to the proper taxing authorities. The Corporation and the Holding Companies have properly withheld all Canada Pension Plan contributions, Employment Insurance premiums, and other Taxes payable by it in respect of its employees and has remitted, or will remit such amounts to the proper taxing authorities within the time required by the applicable legislation if such time is prior to the Closing Date. Copies of all Tax Returns and all schedules and other supporting documents thereto filed by the Corporation with all taxing authorities for each of the last three (3) completed fiscal years and all communications relating thereto have been delivered to the Buyer.

(gg) GST. The Corporation and the Holding Companies are properly registered under the Excise Tax Act (Canada) for the purposes of the goods and services tax (GST), if required pursuant to the provisions of the Excise Tax Act (Canada), and each has charged, collected and remitted, in the time and manner required under the said Act, all Taxes required to be charged, collected and remitted pursuant to Part IX of the Excise Tax Act (Canada) in respect of any "taxable supply" (as such term is defined under the applicable sections of the said Act) made by them.

(hh) Potential Conflicts of Interest. No officer, director or shareholder of the Corporation or the Holding Companies, and no person directly or indirectly controlling or controlled by, or under the direct or indirect control of, any of the foregoing persons:

      (i) owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any person which is a competitor, lessor, lessee, customer or supplier of the Corporation;

      (ii) holds a beneficial interest in any contract or other agreement to which the Corporation or the Holding Companies are a party or by which it is obligated or bound or to which any of the Assets may be subject;

      (iii) owns, directly or indirectly, in whole or in part, any tangible or intangible property (including, without limitation, any Proprietary Rights) which the Corporation or the Holding Companies are using or the use of which is necessary for the Business; or

      (iv) has any cause of action or other claim whatsoever against the Corporation or the Holding Companies.

      All purchases or other similar transactions, if any, between the Corporation or the Holding Companies and any such persons have been made on the basis of prevailing market rates and all such transactions have been made on terms no less favourable to the Corporation or the Holding Companies than those which would have been available from unrelated third parties. There are no ongoing obligations of the Corporation or the Holding Companies to provide or purchase products or services at less than prevailing market rates.

(ii) Agreements. Section 3.1(ii) of the Seller Disclosure Schedule sets out a true and complete list of all contracts and agreements to which the Corporation or the Holding Companies are a party or by which the Corporation, the Holding Companies, or any of the Assets are bound or subject and which (i) pursuant to their provisions, performance by one or more of the parties thereto may extend beyond the first anniversary of this Agreement, or (ii) are material contracts to the conduct of the Business with a value or commitment in excess of $50,000. Each such contract is valid, binding, enforceable and in full force and effect. There is no default or event in the performance of such contracts that, with notice or lapse of time or both, would constitute a material default thereunder entitling one or more parties to such contract to terminate same.

(jj) Customers and Suppliers. The relationship of the Corporation and the Holding Companies with its customers, suppliers, and landlord is good. There has been no termination or cancellation of any relationship between the Corporation, or the Holding Companies, and any material supplier, or any customer or group of customers including without limitation Compaq, Lexmark, Citrix, Hewlett Packard, IBM, Microsoft, Novell and Toshiba, which individually or in the aggregate provided more than five percent (5%) of the combined gross revenues of the Business during the fiscal year ended June 30, 2001 with respect to the Corporation nor is there reason to believe that any such terminations or cancellations are threatened, except as disclosed in Section 3.1(jj) of the Sellers' Disclosure Schedule. The Corporation is not a party to any agreement which provides that any supplier will have the exclusive right to supply any materials or services to the Business.

(kk) Employment Agreements; No Union or Collective Bargaining Agreements. The Corporation and the Holding Companies are not a party to nor bound by any collective bargaining agreement nor has either of them conducted negotiations with respect to any such future agreement. No employees of the Corporation or the Holding Companies are represented by any trade union or association which might qualify as a trade union and there are no applications in progress or threatened which could result in the certification of a bargaining agent for any of their employees. There has been no strike, grievance, dispute, representation, arbitration, proceedings or other labour trouble against the Corporation or the Holding Companies and there is no such action or proceeding in progress or threatened in writing, and the Corporation and the Holding Companies do not know of any basis for any such action or proceeding. The Corporation and the Holding Companies have not received notice of, nor does it have any knowledge of, non-compliance with any laws concerning occupational safety, employment practices, terms and conditions of employment, wages and hours, and unfair labour practices, the enforcement of which would have a material adverse effect on the conduct of the Business. Section 3.1(kk) of the Seller Disclosure Schedule sets out a true and complete schedule, listing the names, total annual compensation, and period of employment of each person presently employed by the Corporation and the Holding Companies. There are no written employment contracts with any employee or independent contractor or any oral contracts of employment which are not terminable on the giving of reasonable notice other than as set out on the Employment and Consulting Agreements Schedule. All bonuses and vacation pay has been accrued or recorded on the books and records of the Corporation or the Holding Companies as the case may be, in a manner consistent with prior years.

(ll) Employee Benefit Matters. Section 3.1(ll) of the Seller Disclosure Schedule sets out a complete list of all employee benefit plans, including, without limitation, life insurance, hospitalization, medical and dental plans, executive compensation, bonus, deferred compensation, pension, retirement, profit sharing, stock purchase and option plans, and all other plans, arrangements or practices providing benefits for employees, officers, or directors of the Corporation and the Holding Companies (collectively the "Employee Benefit Plans"). The Corporation and the Holding Companies have no unfunded liability in respect of any of the Employee Benefit Plans other than as disclosed on the Employee Benefit Schedule. Each of the Employee Benefit Plans has been operated in accordance with its provisions and is in substantial compliance in all respects with all laws, rules and regulations governing each such plan. None of the Employee Benefit Plans or the related trusts thereunder is subject to any pending investigation, examination or other proceeding initiated by any court, arbitrator, governmental agency or regulating body.

(mm) Payments to Directors, Officers and Employees. Since June 30, 2001, no payments have been made or authorized by the Corporation or the Holding Companies to its respective officers, directors, shareholders or employees, except in the ordinary course of the business and at the regular rates or salary or remuneration payable to such persons, or as otherwise specifically disclosed or contemplated by this Agreement.

(nn) Sellers Claims; Amounts Due from Officers. As of this date, there are no accounts receivable, notes receivable or any other amounts due to the Corporation or the Holding Companies from their officers, directors or shareholders. Except as disclosed herein or contemplated by this Agreement, the Sellers do not have any claims against the Corporation or the Holding Companies other than the RCA Loans and any current salary or remuneration payable in the ordinary course.

(oo) Insolvency. The Corporation, the Holding Companies and the Sellers are not insolvent, have not committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of their assets, had an encumbrancer take possession of any of their property, nor had an execution or distress become enforceable or levied upon any of their property.

(pp) Sellers Resident of Canada. None of the Sellers are non-residents of Canada for the purposes of the Income Tax Act (Canada). All of the Sellers are residents of Alberta.

(qq) The Corporation and the Holding Companies are private corporations within the meaning of the Securities Act (Alberta) and the sale of the Purchased Shares by the Sellers to the Buyer is made in compliance with all applicable securities legislation.

(rr) Full Disclosure. The Corporation or the Sellers have delivered to the Buyer true and current copies or, if not available, photocopies of all agreements, documents and other instruments referred to in this Agreement. None of the foregoing representations and warranties and no other written statement furnished by the Sellers to the Buyer in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective purchaser of the Purchased Shares seeking full information as to the Corporation or the Holding Companies.

3.2 Representations and Warranties of the Buyer. The Parent and Buyer jointly and severally represent and warrant to the Sellers as follows and acknowledge that the Sellers are relying upon such representations and warranties in connection with the sale by the Sellers of the Purchased Shares and in connection with the issue of the Buyer Shares and the Parent Shares to the
Sellers:

(a) Corporate Existence. The Parent is duly incorporated, organized and validly existing under the laws of the State of New York, and the Buyer is duly incorporated, organized and validly existing under the laws of the Province of Ontario. The Parent and the Buyer have the corporate power and authority and do now possess all governmental and other permits, licences and other authorizations required to own or lease its properties, and to carry on its business as it was carried on at the applicable time.

(b) Authority. This Agreement, when executed and delivered by the parties hereto, will subject to the approval of shareholder of Parent and Buyer, constitute a valid and binding agreement of the Parent and Buyer in accordance with its terms. None of the execution and delivery of this Agreement, the consummation of the transactions contemplated by this Agreement and the Registration Rights Agreement and the compliance with or fulfilment of the terms and provisions of this Agreement and the Registration Rights Agreement, will conflict with or result in a breach of the terms, conditions or provisions of or constitute a default under any of the Parent's or Buyer's constating documents or by-laws, or a default under any instrument, agreement, mortgage, judgment, order, award, decree or other restriction to which the Parent or the Buyer is a party or by which either are bound, or a default of any regulatory provisions affecting either of them. The Parent and Buyer are not party to or bound by any commitment, agreement or document containing any covenant which limits the freedom of the Parent and Buyer to compete or solicit any line of business, transfer or move any of its assets or operations or which materially or adversely affects the business practices, operation or conditions of the Parent and Buyer or the continued operation of the Parent's and Buyer's business after closing.

(c) Authorized and Issued Capital. The authorized capital of the Parent consists of 50,000,000 shares of common stock, 1,500,000 preferred stock and one special voting share having the rights, privileges, restrictions and conditions as set out in the Certificate of Incorporation of the Parent, as amended to the date hereof, copies of which has been delivered to Sellers, of which 9,028,239 shares of Common Stock and one special voting share are issued and outstanding as fully paid and non-assessable and Cameron Chell, directly or indirectly has a controlling interest in the Parent. The authorized capital of the Buyer consists of an unlimited number of common shares and an unlimited number of exchangeable shares having the rights, privileges, restrictions and conditions as set out in the articles of incorporation of the Buyer, a copy of which has been delivered to Sellers, of which 100 common shares and 1 exchangeable share are issued and outstanding as fully paid and non-assessable to the Parent.

(d) Options and Calls. 1,488,750 options and 250,000 warrants to purchase shares of the Parent are outstanding and 1,805,648 shares of Parent common stock are reserved for issuance upon exercise of Parent Options. There are no outstanding agreements, calls, commitments, options, subscriptions, warrants or other rights or privileges to acquire the shares of the Buyer or to require the Buyer to issue additional shares, whether upon the conversion of other securities or otherwise..

(e) Financial Statements and Financial Books and Records. The Financial Statements of the Parent are as disclosed in the Parent's filings with the Securities and Exchange Commission and fairly and correctly set out and disclose in all material respects, in accordance with United States generally accepted accounting principles, consistently applied from year to year, the assets, liabilities, and financial position of the Parent as at the date of such financial statements. All financial transactions of the Parent relating to the Parent's business have been and will be accurately recorded in its books and records and, without limiting the generality of the foregoing, all monies set aside or held in trust by the Parent for the benefit of another person are properly accrued or so held and are completely and accurately recorded in the books and records of the Parent and no claim can be made against the Parent in respect thereof in excess of the amounts so set aside or held. The Financial Statements of the Parent include the financial position of the Buyer, and except for statements prepared for management, the Buyer does not have any financial statements relating to its financial position.

(f) Corporate Books and Records. The corporate records and minute books of Buyer (and to the best of knowledge of Parent the corporate record and minute books of Parent) are complete, accurate and up to date, and contain and will contain at the Time of Closing complete and accurate copies of all articles (as amended) and by-laws (as amended), minutes of all meetings and/or written resolutions of the directors and/or shareholders of the Parent or Buyer from incorporation to the Closing Date and all such by-laws were duly enacted and passed, all such meetings were duly held, and all such resolutions were duly enacted and passed and all matters and transactions contained or reflected in the minute books are in accordance with applicable corporation law requirements. The registers of shareholders and directors and registers of transfers are and will be accurate and complete on the Closing. No resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or shareholders of Buyer or (to the best of knowledge of Parent) by Parent, except those contained in the minute books.

(g) Disclosure to Accountants. The Parent has made known, or caused to be made known, to the accountants or auditors who have prepared the Parent's Financial Statements all material facts and circumstances that could affect the preparation of such Financial Statements. The Buyer has made known, or caused to be made known, to the accountants or auditors who have prepared the Buyer's Financial Statements all material facts and circumstances that could affect the preparation of such Financial Statements.

(h) Outstanding Indebtedness. Except as set out in the Financial Statements of the Parent and the Buyer, the Parent and the Buyer have no outstanding indebtedness, nor are they under any obligation to create or issue, any bonds, debentures, mortgages, notes, security agreements or other encumbrances except as set forth in Schedule 3.2(h).

(i) Directors and Officers . The directors and officers of the Parent and Buyer are as set out in the Parent's and Buyer's Directors and Officers Schedule.

(j) No Defaults under Agreements; No Violation of Laws. Except as disclosed in Parent's filings with the Securities and Exchange Commission, the Parent and Buyer have not received notice of, nor have knowledge of, the existence of any material default or event of default or the occurrence of any event which with notice or lapse of time, or both, would constitute a material default, and which is continuing, under the terms or provisions, express or implied, of any agreement to which any of the Parent's or Buyer's assets, the Parent's shares, or the conduct of the Parent's business are subject. The Parent and the Buyer have not received notice of, nor have any knowledge of, a violation of any applicable federal, provincial, state or municipal law, ordinance, regulation, order or requirement relating to the Parent's assets, the Parent's or Buyer's shares or the conduct of the Parent's business which may have a material adverse effect on the Parent's assets, the Parent's or Buyer's shares, or the conduct of the Parent's business. The Parent and the Buyer are conducting their respective businesses in compliance with all applicable laws, regulations, by-laws and ordinances of each jurisdiction in which their businesses are carried on, except where such non-compliance would not be material to the conduct of the business of either the Parent or the Buyer.

(k) Litigation. Except as disclosed in Parent's filings with the Securities and Exchange Commission, no claim, action, suit, proceeding, litigation, arbitration or investigation has been commenced or threatened in writing against the Parent, the Parent's assets, the Parent's Shares, or the Parent's business (including the properties of others used in the conduct of the Business), or the transactions contemplated by this Agreement and no basis therefor is known to the Parent. Neither the Parent, the Parent's assets, nor the conduct of the Parent's business is subject to any continuing injunction, judgment or other order of any court, arbitrator, mediator or governmental agency. The Parent is not in material default under any order, licence, regulation, nor in any default of any demand of any federal, provincial, municipal or other governmental agency or regulatory body or with respect to any order, writ, injunction or decree of any court.

(l) Tax Matters. Except as disclosed in Parent's filings with the Securities and Exchange Commission and subject to any requirement to file arising from, or in connection with, the transactions contemplated in this Agreement, the Parent and the Buyer have:

      (i) prepared and filed with the appropriate governmental authorities by the required filing date all Tax Returns required to be filed by it under all applicable laws or regulations, which Tax Returns, were prepared in conformity with such applicable laws and regulations and properly reflect, and do not understate (including that all deductions taken and to be taken are reasonable and fully deductible for tax purposes in the manner claimed or to be claimed by the Parent and the Buyer) the taxable income and the liability for Taxes of such corporation in the relevant taxation year;

      (ii)  duly and timely paid all Taxes as they have become due and payable;
            and

      (iii) made sufficient provision in their respective Financial Statements for all accrued but unpaid Taxes, if any, whether or not disputed, for all relevant periods.

      The Parent and the Buyer have paid all taxes owing in respect of any assessments and re-assessments received in respect of Taxes to the date hereof. Except as disclosed in the Parents filings with the Securities and Exchange Commission, there are no actions, suits, tax audits or other proceedings or investigations or claims in progress, pending or threatened in writing against the Parent or the Buyer in respect of any Taxes and, in particular, there are no currently outstanding reassessments or written inquiries which have been issued or raised by any governmental authority relating to Taxes. Except as disclosed in the Parents filings with the Securities and Exchange Commission, the Parent and the Buyer are not aware of any contingent liabilities for Taxes or any reasonable grounds for an assessment or reassessment of any Tax Return filed by them, and have not received any indication from any taxing authorities that an assessment or reassessment is proposed in respect of any Taxes, regardless of the merits. The Parent and the Buyer have not executed or filed with any taxing authority any agreement extending the period for assessment, reassessment or collection of Taxes, or any waiver or agreement regarding statutes of limitations relating to Taxes. Except as disclosed in the Parents filings with the Securities and Exchange Commission, all Taxes which are required to be withheld or collected by the Parent and the Buyer from payments made to its present and former employees, officers and directors, and to all persons who are not residents of Canada for purposes of the Income Tax Act have been duly withheld or collected and, to the extent required, have been duly remitted to the proper taxing authorities.

(m) Insolvency. The Parent and the Buyer are not insolvent, have not committed an act of bankruptcy, proposed a compromise or arrangement of their creditors generally, had any petition or receiving order in bankruptcy filed against them, taken any proceedings with respect to a compromise or arrangement or to have a receiver appointed over any part of its assets, had an encumbrancer take possession of any of its property, nor had an execution or distress become enforceable or levied upon any of its property.

(n) The issue to the Sellers of the Buyer Shares by the Buyer pursuant to this Agreement will be exempt from any registration and prospectus requirements of any securities legislation in the Provinces of Alberta and Ontario and in the State of New York, and except as set forth in the Registration Rights Agreement, the issue to the Sellers of the Parent Shares by the Parent pursuant to the Registration Rights Agreement will be exempt from any registration and prospectus requirements of any securities legislation in the Provinces of Alberta and Ontario and in the State of New York.

(o)   As of the date hereof and as of the Time of Closing:

      (i) the Parent is and will be a listed issuer of the Nasdaq SmallCap Market tier of the Nasdaq;

      (ii) the Parent has and will have performed or satisfied all of its undertakings to and all of its obligations and requirements with the Securities Exchange Commission and the Nasdaq;

      (iii) the Parent is not and will not be in default of any undertaking to or obligation or requirement with the Securities Exchange Commission or the Nasdaq; and

      (iv) no order has been or will have been issued to cease or suspend the trading of the securities of the Parent listed on the Nasdaq or to otherwise prohibit the issue of securities of the Parent, and no proceedings for such are pending or to the knowledge of the Parent, threatened.

(p) The issue of the Parent Shares to the Sellers pursuant to the Registration Rights Agreement will not:

      (i) require the consent of any party to any agreement or commitment to which the Parent is a party or by which the Parent is bound, other than the requirements of the Securities Exchange Commission and the Nasdaq; or

      (ii) result in a breach of or default under any loan or regulatory requirement applicable to the Parent.

(q) The Parent Shares will be tradable by the Sellers on the Nasdaq immediately upon the Parent Shares being transferred or issued to Sellers, registered in the names of the Sellers and the registration statement (including Parent Shares) being declared effective by the Securities Exchange Commission of the United States, and subject to applicable securities regulations, the Parent Shares will not be subject to any escrow terms or subject to any statutory or regulatory hold periods upon being transferred to and registered in the names of the Sellers.

(r) Full Disclosure. None of the information furnished by the Parent and Buyer to the Sellers in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make any such statement or representation not misleading to a prospective seller of the Purchased Shares seeking full information as to the Buyer.

                                4.00 - COVENANTS

4.1 Covenants of the Sellers and the Corporation During Interim Period. The Sellers hereby covenant that, during the Interim Period, they shall and shall cause LOGICORP, 123557, LSG, 591360 to and each of them hereby agrees to:

(a) carry on the Business in the ordinary course and use its reasonable best efforts to preserve the Assets, the Business and the clients and suppliers associated with the Business;

(b) give the Parent/Buyer, the Buyer's Counsel, the Buyer's Accountants and other representatives of the Buyer, reasonable access during normal business hours to the properties, books, contracts, commitments and records of the Corporation and the Holding Companies;

(c) treat in confidence all Confidential Information and other information and findings which it or any of its authorized representatives, the Sellers' Accountants or the Sellers' Counsel has obtained concerning the Parent, the Buyer and/or the Parent business during the Interim Period in the course of its investigations;

(d) furnish the Parent or the Buyer with all information concerning the affairs of the Corporation and the Holding Companies as they may reasonably request;

(e) instruct and authorize the accountants of the Corporation and the Holding Companies and the Sellers' Counsel to co-operate with the Buyer's Accountants and the Buyer's Counsel and instruct such auditors to give the Buyer's Accountants full access during such period to their files and working papers with respect to the Corporation and the Holding Companies;

(f) permit the Parent and Buyer and its representatives to observe all operations of the Corporation and the Holding Companies and to meet with such members of the management of the Corporation and the Holding Companies as they may designate for such purposes as they may deem to be appropriate;

(g) do all things and cause all things to be done to ensure that all the warranties and representations of the Sellers contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period;

(h) not acquire or agree to acquire additional assets (or make leasehold improvements), except in the ordinary course of business and provided that the cost of such additional assets does not, in the aggregate, exceed $150,000 from the date hereof to the Closing Date, without the prior written approval of the Parent;

(i) not enter into or terminate any material contracts or any forward commitments for inventories or supplies, in writing or otherwise, other than material contracts or commitments made in the ordinary course of business not exceeding $100,000 without the prior written, approval of the Parent;

(j) not enter into any leases or agreements to lease, except with the prior written approval of the Parent;

(k) consult with, and comply with the Parent's reasonable wishes in connection with any decision to renew, or not renew, any lease or agreement to lease where such decision is required on or before the Closing Date;

(l) keep in full force and effect all licenses and governmental approvals required in the conduct of the Business;

(m) provide the Parent promptly with such interim financial statements and any other internally prepared month end financial statements as are customarily produced by the Corporation and the Holding Companies as and when they are available;

(n) not incur any other indebtedness, obligations or liabilities out of the ordinary course of business without the prior written approval of the Parent;

(o) not sell, agree to sell or otherwise dispose of any of the Assets (other than inventory and operating supplies sold or consumed in the ordinary course of business);

(p) pay, satisfy and discharge its obligations and liabilities in the ordinary course of business;

(q) not incur any capital expenditures out of the ordinary course of business without the prior written approval of the Parent in excess of $50,000;

(r) assist the Corporation (and the Holding Companies if necessary) to retain the services of all employees and not terminate any employees or contractors, except in the ordinary course of business;

(s) except as set out in this Agreement, not declare, pay or authorize any dividends or other distributions on any shares in the capital of the Corporation or the Holding Companies or declare any bonuses payable to the Sellers or any person not at Arm's Length with the Sellers, or pay or authorize the repayment of any moneys owing to the Sellers or any person not at Arm's-Length with the Sellers;

(t)   keep in full force and effect all insurance currently in effect;

(u) obtain all consents and approvals reasonably required by the Parent pursuant to the terms of any leases, contracts or rights of the Corporation and the Holding Companies; and

(v) promptly advise the Parent in writing of any material adverse change in the condition, financial or otherwise, of the Corporation, the Holding Companies, the Assets or the Business.

4.2 Covenants of the Buyer and Parent During Interim Period. The Parent and Buyer hereby covenant that, during the Interim Period, they shall:

(a) except for certain transactions contemplated in Parent's public filings and any other planned acquisitions or divestitures, carry on their business in the ordinary course and use its reasonable best efforts to preserve their assets, their business and the clients and suppliers associated with their business;

(b) give the Sellers, the Sellers' Counsel, the Sellers' Accountants and other representatives of the Sellers, reasonable access during normal business hours to the properties, books, contracts, commitments and records of the Parent and the Buyer;

(c) treat in confidence all Confidential Information and other information and findings which it or any of its authorized representatives, the Buyer's Accountants or the Buyer's Counsel has obtained concerning the Corporation, the Holding Companies and/or the Business during the Interim Period in the course of its investigations;

(d) furnish the Sellers with all information concerning the affairs of the Parent and the Buyer as the Sellers may reasonably request;

(e) instruct and authorize the auditors of the Parent and the Buyer's Counsel to co-operate with the Sellers' Accountants and the Sellers' Counsel and instruct such auditors to give the Sellers' Accountants full access during such period to their files and working papers with respect to the Parent;

(f) do all things and cause all things to be done to ensure that all the warranties and representations of the Buyer and the Parent contained in this Agreement remain true and correct throughout the Interim Period as if such representations and warranties were continuously made throughout such period;

(g) promptly advise the Sellers in writing of any material adverse change in the condition, financial or otherwise, of the Parent, the Buyer and their respective assets and business; and

(h) pay, satisfy and discharge their obligations and liabilities in the ordinary course of business.

4.3 Covenants Concerning Confidentiality. The parties hereto acknowledge that in order to facilitate the completion of the transactions contemplated herein that each will be afforded access to and be entrusted with Confidential Information that is not a matter of public record and has not been disclosed to any person who does not owe a duty of non-disclosure to the other pursuant to a written or oral agreement, at common law or under the terms of applicable legislation. The parties hereto acknowledges that the Confidential Information is proprietary and confidential and disclosure thereof to competitors of the other or to the general public would be detrimental to the best interests of the other and could cause irreparable harm to the business of the such party. The parties therefore agree that they will not, except for the benefit of and with the written consent of the other, their successors or assigns, or except as required by law, prior to the completion of the transactions contemplated herein or at any time, if the transactions contemplated herein are not completed for any reason whatsoever:

      (a) disclose or divulge any Confidential Information to any person, unless that person is also bound by a duty of confidentiality; or

      (b) use, directly or indirectly, any Confidential Information for any purpose other than to complete its due diligence in connection with the transactions contemplated herein, or disclose or use for any purpose other than that set out above, knowledge of the private affairs of the others business and in particular shall not solicit or attempt to solicit any client, customer, supplier or employee of the other away from the other;

      unless such party can establish beyond any reasonable doubt that the Confidential Information:

      (c) was previously known to the disclosing party, as evidenced by written records, which the disclosing party can prove predate this Agreement or any letters of understanding leading to this agreement; or

      (d) hereafter, and prior to disclosure or use as set out above, becomes generally known to the public through no act or omission of the disclosing party.

4.4 Covenants on Closing.

(a) To the extent that such are within the Sellers' power and control, the Sellers covenant that at the Time of Closing it will satisfy, or cause to be satisfied, all conditions precedent to the obligations of the Parent and Buyer set out in this Agreement including, without limitation, the provision of any information required by the Securities and Exchange Commission.

(b) To the extent that such are within the Parent's or Buyer's power and control, the Parent and Buyer covenant that at the Time of Closing they will satisfy, or cause to be satisfied, all conditions precedent to the obligations of the Sellers set out in this Agreement.

4.5 Post-Closing Covenants.

(a)   The Sellers agree that, subsequent to the Time of Closing, they will:

      (i) at the request and expense of the Parent and Buyer, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of the Buyer's Counsel, are reasonably required to carry out the intent of this Agreement and to transfer the Purchased Shares to the Buyer;

      (ii) take all steps reasonably required by the Parent or Buyer to assist them in making timely filings with the Securities and Exchange Commission;

      (iii) take all steps reasonably required by the Parent or Buyer to assist them in retaining the goodwill of the Corporation and the Business and in particular to retain all employees in the Employee Schedule unless the Parent or Buyer requests otherwise; and

      (iv) perform all of their obligations to be performed under this Agreement after the Time of Closing.

(b) The Parent and Buyer agree that, subsequent to the Time of Closing, they will, at the request and expense of the Sellers, execute and deliver such additional conveyances, transfers and other assurances as, in the opinion of the Seller's Counsel, are reasonably required to carry out the intent of this Agreement, including without limitation, certificates for all additional shares in the capital of the Parent as are required to be issued to the Sellers pursuant to section 2.4(c) hereof.

4.6 General Covenants. The parties covenant and agree as follows:

(a)   Notwithstanding any other provision set forth herein"

      (i) 123557 shall be entitled to pay out and distribute all cash on hand, if any, to Morris and Elaine or as they direct,

      (ii) 591360 shall be entitled to pay out and distribute all cash on hand, if any, to Fred or as he may direct,

      (iii) the Corporation and the Holding Companies shall pay to the Sellers, dividends, bonuses and other distributions, in such manner and in such amount as determined by the Sellers, provided that such payments do not result in the consolidated retained earnings of the Corporation and the Holding Companies being less than $425,000 for the period ending as of the Effective Date; and

      (iv) the Corporation shall be entitiled to make payments on the RCA Loans so as to reduce the balance owing on the RCA Loans to $1,500,000 as of the Effective Date

(b)   Notwithstanding any other provision set forth herein, prior to the Time of
      Closing:

      (i) 123557 may transfer to Morris, or to his nominee, all shares owned by 123557 in the capital of Logicorp Consulting Ltd., 779194 Alberta Ltd. and 779202 Alberta Ltd., and

      (ii) the Corporation may transfer and assign the existing life insurance policies held by the Corporation on the lives of Morris, Randy and Fred, to Morris, Randy and Fred or to their respective nominees, in such manner as they determine, provided that the transferee of each such asset shall be liable for all tax liabilities, if any, payable in respect of such transfer, and such transferee shall indemnify and save the Corporation harmless in respect of all such tax liabilities;

(c) The Corporation and the Holding Companies shall be responsible for the preparation and cost of all financial statements and tax returns of the Corporation and Holding Companies as will be required to be prepared in respect of the deemed year end that will result from the change of control of the Corporation and the Holding Companies on closing of the transactions, and such financial statements shall be prepared in a manner consistent with the preparation of financial statements for the prior years; notwithstanding the foregoing, the Sellers shall be responsible for the cost of all expenses required to be paid by them pursuant to Section
      11.3 hereof;

(d) For the purpose of determining any indemnity liability of the Sellers in respect of accounts receivable, monies received after the Time of Closing on account from a customer of the Corporation or the Holding Companies shall be applied towards payment of the oldest or longer outstanding accounts receivable of that customer with the Corporation and the Holding Companies unless such customer gives specific written instructions to allocate such payment to a specific account, in which case the payment received from such customer shall be applied towards payment of the account as instructed by the customer;

(e) At the Time of Closing the Buyer shall enter into a Unanimous Shareholders Agreement with Morris, Randy and Fred so as to restrict the number of directors of Logicorp and LSG to 4 in number until such time as all amounts owing in respect of the promissory notes referenced in Article 2 hereof have been paid in full to the Sellers, and providing for Morris, Randy and Fred to be appointed as 3 of such directors and for the fourth person to be a nominee of the Buyer. Each purchase made by Logicorp and LSG in excess of $100,000.00 shall require the unanimous approval of the Board of Directors of Logicorp and LSG, as the case may be, and unless made with the consent or approval in writing of the Buyer, the Board of Directors of Logicorp and LSG shall not sell all or substantially all of the Assets. Except as set forth in this subsection, the Buyer shall not restrict or abrogate the powers of the directors of Logicorp and LSG for so long as any amount remains owing to the Sellers in respect of the promissory notes referenced in Article 2 hereof.

(f) All documents herein required to be executed and delivered by one or more of the parties at the Time of Closing shall be in such form as is acceptable to all parties and their respective solicitors, acting reasonably;

(g) From time to time after the closing of the transactions contemplated herein, the Buyer and the Parent shall use commercially reasonable efforts to obtain the release of all guarantees and other indemnities that have been provided by the Sellers and their related entities in respect of the obligations of the Corporation and the Holding Companies; the Buyer and the Parent, jointly and severally, hereby covenant and agree to indemnify and save the Sellers harmless in respect of all actions, causes of actions, debts, damages, monies and costs, including legal costs on a solicitor/client basis, resulting from or arising out of the enforcement or attempted enforcement of any such guarantees of the Sellers or their related entitles;

(h) If the guarantees that have been provided by the Sellers to HSBC in respect of the obligations of the Corporation and the Holding Companies have not been released by HSBC to the Sellers on or before January 31, 2002, then on or prior to the Time of Closing the Buyer and the Parent shall cause Cameron Chell to also provide his personal guarantee to HSBC in respect of the obligations of the Corporation and the Holding Companies; such guarantee of Cameron Chell shall be in a form similar to the form of guarantees provided by the Sellers to HSBC but with the principal limit of the guarantee of Cameron Chell being equal to one-quarter of the aggregate principal limit of the guarantees of the Sellers to HSBC; notwithstanding any other provision set forth herein, on or before the expiry of 15 months from the Effective Date, the Buyer and the Parent shall obtain the release of all guarantees that have been provided by the Sellers to HSBC in respect of the obligations of the Corporation and the Holding Companies; in the event that the aforesaid guarantees of the Sellers have not been released by HSBC on or before January 31, 2001 and if Cameron Chell does not provide his guarantee as aforesaid to HSBC on or prior to the Time of Closing, then the Buyer and the Parent shall pay a monthly fee to the Sellers in the aggregate amount of $10,000.00, payable on the first day of each and every month commencing the first day of the month next following the Time of Closing and continuing thereafter until the aforesaid guarantees of the Sellers have been released by HSBC or Cameron Chell has provided his guarantee as aforesaid to HSBC, whichever is the earlier;

(i) Until such time as all monies have been paid in respect of all promissory notes referenced herein and the Sellers and their related entities have been released of all obligations and liabilities under all guarantees and other indemnities that they have provided in respect of the obligations of the Corporation and the Holding Companies, the Corporation and the Holding Companies may declare, book and accrue, but shall not pay, any distributions to the Buyer or the Parent or any other Person not dealing at Arm's Length with the Buyer or the Parent (whether by way of dividends or bonuses or otherwise) or pay any management fees or similar expenses (but excluding product purchases from Buyer, Parent or parties not dealing at Arm's Length with the Buyer) claimed by the Buyer or the Parent (whether or not recorded or accrued on the books and records of the Corporation and the Holding Companies), without the approval or consent in writing of the Board of Directors or President (for amounts under $35,000.00) of Logicorp and LSG, and in any event, no such distributions, management fees or expenses shall be considered for the purpose of calculating EBITDA pursuant to this Agreement unless first approved by the Board of Directors or President (for amounts under $35,000.00) of Logicorp and LSG;

(j) As and from the date hereof, neither the Buyer nor the Parent shall amend their Articles of Incorporation or Certificate of Incorporation, respectively, so as to add, change or remove any provisions restricting or constraining the transfer or redemption of the Buyer Shares or the Parent Shares, or to amend, alter or change any rights, privileges, restrictions or conditions relating to the Buyer Shares unless such amendments are made with the consent in writing of the Sellers; and

(k) Unless the Board of Directors otherwise determines, the Buyer and the Parent shall loan or otherwise fund to the Corporation the $500,000.00 payment due by the Corporation on the twelfth (12th) month after the Effective Date in respect of the RCA Loans.

(l) Buyer agrees to provide notice to Sellers or any claims of creditors of the Corporation or the Holding Companies for which the Sellers may be liable for hereunder within five (5) days of receipt of such claims.

            5.00 - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE BUYER

5.1 Conditions Precedent . The obligations of the Parent and the Buyer under this Agreement are subject to the fulfilment, at or before the Time of Closing, of the following conditions. All of the following conditions have been included for the sole benefit of the Parent and the Buyer and each is a condition of the closing of the transactions provided for in this Agreement. Any of the following conditions may be waived by the Parent or Buyer, in whole or in part, at or at any time prior to the Time of Closing, provided that no such waiver shall constitute a waiver by the Parent or Buyer of any of its other rights or remedies in connection with any other condition or conditions, and any waiver will only be binding upon the Parent or Buyer if made by them in writing:

(a) No Misrepresentations or Breach of Covenants and Warranties. All of the representations and warranties of the Sellers contained in this Agreement are true and correct in all respects at the Time of Closing with the same effect as though such representations and warranties had been made at and as of such time and there has been compliance by the Sellers with, and no breach by the Sellers of, any of its covenants in this Agreement.

(b) No Changes in Operations. During the Interim Period, there has been no material adverse change in the Assets or in the Business or in the affairs, liabilities, or condition (financial or otherwise), or prospects of the Corporation or the Holding Companies or the Business, or other event or development which would, in the sole discretion of the Parent or Buyer, affect the decision of a prudent purchaser in similar circumstances to complete the purchase of the Purchased Shares. In the event that the Sellers do not prevent the Corporation or the Holding Companies from entering into or terminating any material contracts with a value of over One Hundred Thousand Dollars ($100,000) without the consent of the Parent during the interim period, such entering into or termination of contracts will be deemed to be a material adverse change.

(c) Retention of Employees and Key Contracts. The Parent shall be satisfied that arrangements have been made to ensure the continued employment of substantially all employees (at least 80% of those employees listed) in the Employee Schedule and subject to subparagraph (e) below, the continued employment of Fred Johannesen and Randy Baxandall (Johannesen on a fulltime basis and Baxandall on a part-time basis), and the continued relationship with all agents, suppliers, subcontractors and customers who the Parent, in its sole discretion, acting reasonably, determines to be essential for the continued operation of the Business.

(d) No Undisclosed Material Liabilities. No material liabilities of the Corporation, being liabilities in aggregate of more than One Hundred Thousand Dollars ($100,000), contingent or otherwise shall exist which have not been recorded on the Financial Statements of the Corporation nor shall there be any actions, causes of action, suits, damages, judgments, claims or demands pending, threatened or otherwise against the Corporation which have not been disclosed to the Parent in writing prior to the date hereof. This clause will not apply if, after the determination of such unrecorded liabilities and the satisfaction of the Buyer with the quantification of such, the Sellers agree to a decrease in the Purchase Price by an amount equivalent to such unrecorded liabilities.

(e) Employment Contracts with Fred Johannesen and Randy Baxandall. Each of Fred Johannesen and Randy Baxandall shall have entered into an employment agreement for a term of three (3) years with Logicorp. The agreement with Fred Johannesen shall include annual remuneration of $150,000, a bonus (except in the first year) for achievement thresholds to be set forth in the agreement and a non-competition and non-solicitation covenant during the term thereof and for one (1) year thereafter. The Buyer shall have agreed to a satisfactory arrangement with Randy Baxandall commensurate with the time he will spend working for the Corporation and which will contain a non-competition and non-solicitation covenant during the term thereof and for one (1) year thereafter. Morris shall deliver a non-competition covenant to the Parent for the time that he serves on the board of directors of the Corporation and for one year thereafter.

(f) Officer's Declaration of the Corporation. The Parent and Buyer shall have received a statutory declaration of a senior executive officer of the Corporation and for each Holding Company that:

      (i) there are not any applications or filings outstanding which would in any way alter the constating documents or corporate status of such corporation;

      (ii) no resolutions or by-laws have been passed, enacted, consented to or adopted by the directors or the shareholders of such corporation, except those contained in the minute books of such corporation;

      (iii) there is no unanimous shareholders' agreement in place which restricts, in whole or in part, the powers of the directors of such corporation to manage or supervise the management of the Business and affairs of the corporation;

      (iv) the persons listed as directors of the corporation on such declaration are all of the directors of the corporation and the persons listed as officers of the corporation on such declaration are all of the officers of the corporation, and hold the offices set out opposite their respective names on the declaration; and

      (v) such persons have no knowledge of any action, suit or proceeding by any governmental body or authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation which has been threatened or instituted against the corporation and remains pending at the Time of Closing.

(g) Declaration of the Sellers. The Parent and Buyer shall have received a statutory declaration of each Seller that:

      (i) all representations and warranties of the Sellers contained in this Agreement are true and correct at the Time of Closing as though then made;

      (ii) there has been compliance with each of the covenants and obligations on the part of the Sellers required to be complied with at or before the Time of Closing; and

      (iii) the sale of the Purchased Shares has been authorized by all necessary actions including all necessary shareholders' authorizations and any required consents of the trustees of the Trust.

(h) Restraint of Transactions. No order of any court of competent jurisdiction is in effect restraining the transactions contemplated by this Agreement.

(i) Agreements and Consents. All consents of any persons, which are necessary to be obtained by the Buyer, the Corporation, the Holding Companies, or the Sellers for the consummation of the transactions contemplated by this Agreement and for the continuance of all contracts, agreements, licenses, permits and authorizations material to the Business and operations of the Corporation or the Holding Companies have been obtained by the Buyer, the Corporation or the Sellers as the case may be at the Sellers' sole cost and expense, except for any such Buyer consents, and shall have been delivered to the Buyer at, or before, the Time of Closing.

(j) Opinion Letter of Sellers' Counsel. The Buyer and the Buyer's Counsel have received an opinion from the Sellers' Counsel, dated the Closing Date, in a form satisfactory to Buyer's Counsel acting reasonably. In giving such opinion the Sellers' Counsel may rely, as to matters of fact, upon certificates of senior executive officers of the Buyer or Parent and a certificate of an official of the jurisdiction governing the status of the Seller as to the corporate status of the Seller, provided that the Sellers' Counsel state that they believe that they are justified in relying upon such certificate and deliver copies of all certificates relied upon to the Buyer and the Buyer's' Counsel prior to, or at, the Time of Closing. Sellers' Counsel may also rely upon the opinions of other counsel in each jurisdiction relevant to the transactions contemplated herein.

(k) Additional Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Sellers to the Buyer pursuant to this Agreement, the Sellers have delivered to the Buyer, at or before the Time of Closing, the following:

      (i) certificates representing the Purchased Shares registered in the name of the Sellers duly endorsed for transfer to the Buyer;

      (ii) the resignation of each of the directors and officers of the Corporation except Randy Baxandall, Fred Johannesen and Morris Chynoweth and a release from each of such persons; and

      (iii) all other indemnities, agreements, instruments, consents and documentation as are consistent with the provisions hereof and reasonably required in the opinion of Buyer's Counsel to complete the transactions as contemplated herein.

(l) Release of Encumbrances. Except for security granted to HSBC with respect to an operating line of $3,000,000, a term loan of $300,000 and an evergreen loan facility of $300,000, and except for security relating to the RCA Loans listed in Section 5.1(l) of the Sellers' Disclosure Schedule, and except for the permitted encumbrances identified in Schedule 3.1(o) (collectively the "Permitted Encumbrances") all other encumbrances with respect to the Purchased Shares and the Corporation and the Holding Companies shall have been released and discharged on or before the Closing Date, or the Sellers shall provide satisfactory evidence that the amount required to obtain such releases and discharges, as stated in writing by the holder of the encumbrance, has been paid to such holder or directed from the proceeds of closing to be paid to such holder and the holder has given an undertaking in writing to release and discharge the Sellers from such encumbrance.

(m) Financing. The Parent and Buyer shall have obtained financing in the minimum amount of $3,000,000 pursuant to a private placement to be sold by Joseph Gunnar & Co. pursuant to an agency agreement dated November 14, 2001.

(n) Schedules. The Parent must be satisfied with all information and supporting documentation provided with respect to all schedules whether attached on the date hereof or hereafter.

(o) RCA Loans. RCA Loans of One Million Five Hundred Thousand Dollars ($1,500,000) have been made to LOGICORP and shall continue to be outstanding on the Effective Date, and such loans shall be due two (2) years following the Effective Date with monthly payment of principal and interest in accordance with the particulars set forth in Schedule 5.1(o) until the due date and with interest accruing at a rate equal to HSBC prime (from time to time) plus 4.75% per annum.

(p) Buyer shall be satisfied that $1,500,000 in RCA Loans exist on the Effective Date and that the existing credit facilities of $3,600,000 with HSBC shall be available on Closing. The Buyer and the Parent each acknowledges that it may be required to guarantee the credit facility and term loan and shall use commercially reasonable efforts to maintain the existing credit facilities with HSBC upon closing. Any security granted on the RCA Loans shall be subordinate to the bank or primary lender's security provided such security does not secure indebtedness in excess of $4,000,000 in the aggregate or such greater amount as the holders of such security may determine. The existing credit facilities of $3,600,000 may be increased up to $4,600,000 provided that (i) the Sellers shall not be required to increase their existing guarantee obligations and (ii) the RCA Loans are prepaid by the Corporation by an amount equal to the amount of the increase in the credit facilities over $4,000,000.

5.2 Result of Failure to Satisfy Condition Precedent. If any of the foregoing conditions precedent to the obligations of the Parent and Buyer have not been satisfied at the Time of Closing, and have not be waived by the Parent and Buyer at, or at any time prior to, the Time of Closing, the Parent and Buyer may:

(a) refuse to complete the transactions contemplated in this Agreement by giving written notice to the Sellers or the Seller's Counsel and, in such event, all parties shall be released from their obligations under this Agreement except as set out in Section 4.3; or

(b) complete the transactions provided for in this Agreement, it being expressly understood and agreed that the completion of such transactions shall not constitute a waiver of any rights or remedies the buyer may have in connection with any misrepresentation or breach of warranty or covenant herein.

           6.00 - CONDITIONS PRECEDENT TO OBLIGATIONS OF THE SELLERS

6.1 Conditions Precedent. The obligations of the Sellers under this Agreement are subject to the fulfilment, at or before the Time of Closing, of the following conditions. All of the following conditions have been included for the sole benefit of the Sellers and each is a condition of the closing of the transactions provided for in this Agreement. Any of the following conditions may be waived by the Sellers, in whole or in part, at or at any time prior to the Time of Closing, by a waiver in writing signed by the Sellers, provided that no such waiver shall constitute a waiver by the Sellers of any of his rights or remedies in connection with any other condition or conditions, and any waiver will only be binding upon the Sellers if made in writing by the Sellers.

(a) No Misrepresentations or Breach of Covenants and Warranties. All of the representations and warranties of the Parent and Buyer contained in this Agreement are true and correct in all respects at the Time of Closing with the same effect as though such representations and warranties had been made at and as of such time and there has been compliance by the Parent and Buyer with, and no breach by the Parent and Buyer of, any of its covenants in this Agreement.

(b) Officer's Declaration. The Sellers shall have received a statutory declaration of a senior executive officer of the Parent and Buyer that:

      (i) all representations and warranties of the Parent or Buyer contained in this Agreement are true and correct at the Time of Closing as though then made;

      (ii) there has been compliance with each of the covenants and obligations on the part of the Parent or Buyer required to be complied with at or before the Time of Closing;

      (iii) the purchase of the Purchased Shares has been authorized by all necessary actions including actions of the directors and shareholders of the Buyer and any required actions with the U.S. securities regulators; and

      (iv) such person has no knowledge of any action, suit or proceeding by any governmental body or authority, or by any private third party, seeking to restrain the transactions contemplated by this Agreement or its consummation which has been threatened or instituted against the Buyer and remains pending at the Time of Closing.

(c) Restraint of Transactions. No order of any court of competent jurisdiction is in effect restraining the transactions contemplated by this Agreement.

(d) Agreements and Consents. All consents of any persons, which are necessary to be obtained by the Parent or Buyer for the consummation of the transactions contemplated by this Agreement have been obtained by the Parent or Buyer at its sole cost and expense, and all consents of any persons which are necessary to be obtained by the Sellers or the Corporation for the consummation of the transaction contemplated by this Agreement and for the continuance of all contracts, agreements, licenses, permits and authorizations material to the business and operations of the Corporation have been obtained, provided that the Sellers uses their best efforts to obtain all such consents.

(e) Opinion Letter of Counsel for Buyer. The Sellers and the Sellers' Counsel have received from the Buyer's Counsel and Parent's Counsel an opinion, dated the Closing Date, in a form acceptable to Sellers' Counsel, acting reasonably. In giving such opinion the Buyer's Counsel may rely, as to matters of fact, upon certificates of senior executive officers of the Parent or Buyer and a certificate of an official of the jurisdiction governing the status of the Buyer as to the corporate status of the Buyer, provided that the Buyer's Counsel state that they believe that they are justified in relying upon such certificate and deliver copies of all certificates relied upon to the Sellers and the Sellers' Counsel prior to, or at, the Time of Closing. Buyer's Counsel may also rely upon the opinions of other counsel in each jurisdiction relevant to the transactions contemplated herein.

(f) Schedules. The Sellers must be satisfied with all information and supporting documentation provided with respect to all schedules whether attached on the date hereof or hereafter.

(g) Share Pledge. The Buyer shall have entered into a share pledge agreement in a form of acceptable to the Sellers to secure outstanding portions of the Purchase Price payable pursuant to the Promissory Notes to be issued to the Sellers under section 2.

(h) Employment Agreements. Fred and Randy shall be satisfied with their form of Employment Agreement.

(i) No Undisclosed Material Liabilities. No material liabilities of the Buyer or Parent, being liabilities in aggregate of more than One Hundred Thousand Dollars ($100,000), contingent or otherwise shall exist which have not been recorded on the Financial Statements or in public filings of Parent with the Securities and Exchange Commission nor shall there be any actions, causes of action, suits, damages, judgments, claims or demands pending, threatened or otherwise against the Parent or Buyer which have not been disclosed in public filings of Parent with the Securities and Exchange Commission.

(j) Additional Closing Deliveries. In addition to any other instruments and documents required to be delivered by the Buyers or Parent to the Sellers pursuant to this Agreement, all other indemnities, agreements, instruments, consents and documentation as are consistent with the provisions hereof and reasonably required in the opinion of Sellers' Counsel to complete the transactions as contemplated herein.

(k) Registration Rights Agreement. The Registration Rights Agreement shall be in a form acceptable to the Sellers; the Buyer and the Parent shall provide a draft of the Registration Rights Agreement to the Sellers within 14 days of the date of this Agreement.

6.2 Result of Failure to Satisfy Condition Precedent. If any of the foregoing conditions precedent to the obligations of the Sellers have not been satisfied at the Time of Closing, and have not been waived by the Sellers at, or at any time prior to, the Time of Closing, the Sellers may:

(a) refuse to complete the transactions contemplated in this Agreement by giving written notice to the Buyer or the Buyer's Counsel and, in such event, all parties shall be released from their obligations under this Agreement except as set out in section 4.3; or

(b) complete the transactions provided for in this Agreement, it being expressly understood and agreed that the completion of such transactions shall not constitute a waiver of any of the Sellers' rights or remedies in connection with any misrepresentation or breach of warranty or covenant herein.

                              7.00 - RISK OF LOSS

7.1 Risk of Total Loss. If, at or before the Time of Closing, all or substantially all of the Assets are destroyed or damaged by fire, or any other casualty, or are expropriated or otherwise seized by governmental or other lawful authority, the Sellers shall immediately advise the Buyer in writing and the Buyer shall have the option, exercisable by notice in writing:

(a) to complete the transactions provided for in this Agreement, provided that the Purchase Price shall be reduced by an amount equal to the replacement cost of the Assets destroyed, damaged, expropriated or seized minus the amount of all insurance proceeds and other compensation payable to the Corporation in connection with, or as a result of, such destruction, damage, expropriation or seizure; or

(b) to refuse to complete the transaction contemplated herein by notice to the Sellers and, in such event, all parties hereto shall be released from all obligations hereunder except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing.

7.2 Risk of Partial Loss. If, at or before the Time of Closing, a material part of the Assets, but less than all or substantially all of the Assets, are destroyed or damaged by fire, or any other casualty, or are expropriated or otherwise seized by governmental or other lawful authority, the Sellers shall immediately advise the Buyer in writing and the Buyer shall have the option, exercisable by notice in writing:

(a) to complete the transactions provided for in this Agreement, without reduction of the Purchase Price provided that the amount of all insurance proceeds and other compensation payable to the Corporation in connection with, or as a result of, such destruction, damage, expropriation or seizure is paid to the Corporation; or

(b) to refuse to complete the transaction contemplated herein by notice to the Sellers and, in such event, all parties hereto shall be released from all obligations hereunder except the obligations of such party to maintain the confidentiality of Confidential Information obtained in the course of the negotiation of this Agreement and the due diligence leading up to the Time of Closing.

               8.00 - SURVIVAL OF REPRESENTATIONS AND WARRANTIES

8.1 Survival of the Sellers' Representations, Warranties and Covenants. The representations, warranties and covenants of the Sellers contained in this Agreement shall, unless otherwise expressly provided in this Agreement, survive the closing of the transactions provided for in this Agreement and, notwithstanding such closing and notwithstanding any investigations made by or on behalf of the Parent or Buyer, shall continue in full force and effect:

(a) with respect to those representations and warranties relating to Taxes, for so long as the Corporation may be assessed or reassessed, or any action or proceeding may be brought against the Corporation in connection with Taxes; and

(b) three (3) years from the Closing Date with respect to all other representations, warranties and covenants of each of the Sellers .

8.2 Survival of the Buyer's Representations, Warranties and Covenants. The representations, warranties and covenants of the Parent/Buyer contained in this Agreement shall survive the closing of the transactions provided for in this Agreement and, notwithstanding such closing and notwithstanding any investigations made by or on behalf of the Sellers, shall, unless otherwise expressly provided in this Agreement, continue in full force and effect for a period of three (3) years after the Time of Closing.

                             9.00 - INDEMNIFICATION

9.1 Indemnification by Sellers. In the event that the transactions provided for in this Agreement are completed and it is subsequently determined that the Corporation or the Parent or Buyer or any agent, employee, affiliate, successor or nominee of the Corporation or the Parent or Buyer, or any of the officers, directors, shareholders, subsidiaries, affiliates, employees and agents of any of the aforesaid (collectively the "Indemnified Parties") has or is subject to any loss, damage, liability, deficiency, claim, cost, recovery, expense (including interest, penalties and reasonable legal fees), assessment or re-assessment (collectively the "Claims") arising out of or from, the incorrectness, failure, non-compliance or other breach of any representation, warranty or covenant made by the Sellers pursuant to this Agreement, notwithstanding any investigations made by the Parent or Buyer or its representatives, and including any accounts receivables of the Corporation existing as of the Time of Closing which have not been collected within 180 days from the Time of Closing, the Sellers unconditionally agree to indemnify and save harmless the Indemnified Parties for the amount of such Claims, accounts receivables and any liability for Taxes arising in the Corporation or holding Companies for periods prior to the Effective Date. The obligation of the Sellers to indemnify the Indemnified Parties pursuant to the foregoing is limited, in the case of accounts receivables of the Corporation, to the amount of accounts receivable which have not been collected in full within 180 days of the Closing Date and which, in the aggregate, exceed fifteen percent (15%) of the aggregate amount (before deduction of any reserve or allowance for doubtful accounts) of all accounts receivable of the Corporation on the Closing Date; notwithstanding the foregoing, the Sellers shall not be responsible to indemnify any party in respect of any accounts receivable or other intercorporate debt between and among any of Logicorp, LSG, 123557 and 591360. Any Claim against the Sellers under this section shall be in writing and shall be made within one hundred and twenty (120) days of the date on which such representation or warranty ceases to survive according to the provisions of this Agreement. In the event that the Sellers make an indemnity payment with respect to accounts receivable, then the uncollected accounts receivable in respect of which the indemnity payment is made, shall be transferred and assigned to the Sellers as of the date of the indemnity payment.

The Indemnified Parties shall forthwith notify the Sellers of any liability or Claim for which the Sellers may be liable hereunder promptly after the Indemnified Parties receive notice thereof and the Sellers shall have the right to participate in any negotiations with respect thereto. The Sellers shall at all times have the right, at its joint sole expense, to dispute and contest any liability to, or Claim asserted by, any person other than the Indemnified Parties for which the Sellers may be liable hereunder, provided that the Sellers first admit to the Buyer that if there is a liability in respect of such Claim, the Sellers is responsible for such liability. The Indemnified Parties shall, and shall cause the Corporation to, fully co-operate with the Sellers and its counsel in any proceedings with respect to any such liability.

There shall be no obligation for the Sellers to indemnify the Parent or the
Buyer:

(a) in respect of any Claims occurring within 12 months of the Closing Date if such Claims have already been taken into account in reducing the Purchase Price pursuant to section 2.4(a) hereof;

(b) unless the amount required to be paid in respect of the Claims or the aggregate Claims exceeds $100,000; or

(c) in respect of any Claims that are paid pursuant to an insurance policy of the Corporation or Holding Companies.

9.2 Indemnification by Buyer and Parent. In the event that the transactions provided for in this Agreement are completed and it is subsequently determined that the Sellers have or are subject to any loss, damage, liability, deficiency, claim, cost, recovery, expense (including interest, penalties and reasonable legal fees), assessment or re-assessment (collectively the "Claims") arising out of or from the incorrectness, failure, non-compliance or other breach of any representation, warranty or covenant made by the Buyer and the Parent, or either of them, pursuant to this Agreement, notwithstanding any investigations made by the Sellers or their representatives, the Buyer and the Parent unconditionally covenant and agree, jointly and severally, to indemnify and save harmless the Sellers for the amount of such Claims. Any Claim against the Buyer and the Parent under this section shall be in writing and shall be made within 120 days of the date of which such representation, warranty or covenant ceases to survive according to the provisions of this Agreement.

The Sellers shall forthwith notify the Buyer and the Parent of any liability or Claim for which the Buyer and the Parent, or either of them, may be liable hereunder promptly after the Sellers receive notice thereof and the Buyer and the Parent shall have the right to participate in any negotiations with respect thereto. The Buyer and the Parent shall at all times have the right, at their joint sole expense, to dispute and contest any liability to, or Claim asserted by, any person other than the Sellers for which the Buyer and the Parent may be liable hereunder, provided the Buyer and the Parent first admit to the Sellers that if there is a liability in respect of such Claim, the Buyer and the Parent are responsible for such liability.

9.3 Litigation. The Sellers hereby, irrevocably and unconditionally, agrees to indemnify and save harmless each of the Indemnified Parties from and against any and all Claims incurred in connection with existing, pending and threatened litigation. The Sellers agree to defend diligently such litigation through counsel to be agreed upon by both the Buyer and the Sellers, and to advise and keep the Buyer informed of all material developments relating thereto and that they will not settle or otherwise compromise any such action without the consent of the Buyer.

9.4 Set Off and Similar Rights of the Buyer. In the event that the Sellers fail to make any payment required to be made pursuant to this Agreement, including without limitation, payments required pursuant to the indemnification provisions of this Article, and such payment has not been disputed or contested by the Sellers, then the Parent or Buyer shall be entitled, in addition to any other remedies in this Agreement, or at law or in equity, to set off the amount of such payment against any other amount which may be or become due from the Parent or Buyer or the Corporation to the Sellers, however arising, notwithstanding that such indebtedness might have arisen from a different transaction.

9.5 Reimbursement. If any Claim is made by any of the Indemnified Parties under this Article and such claim is shown to be wrongfully made, then the Indemnified Party to whom payment had been made under this Article shall reimburse the Sellers for the amount paid by the Sellers or by the Parent or Buyer on the Sellers' behalf on account of such Claim.

                           10.00 - REPURCHASE RIGHTS

10.1 Repurchase Rights. The Sellers shall have a right to repurchase the Purchased Shares if during the sixteen (16) month period following the Closing Date or during any period of time that the guarantees of the Sellers to HSBC have not been released by HSBC, any of the following events should occur:

(a) the Parent or Buyer fails to pay any amount owing to the Sellers pursuant to this Agreement or the Promissory Notes granted pursuant to this Agreement, within five (5) days of written notice of default in payment thereof;

(b) the Parent fails to file the registration statements as required pursuant to this Agreement provided that Sellers who are directors of the Corporation have caused the Corporation to provide all information necessary for filing of such registration statement;

(c) the Parent is delisted from the NASDAQ SmallCap Market or trading of its shares is suspended for a period of 15 days or more;

(d) the Parent, within six (6) months of the Closing Date, does a reverse share split unless the Sellers have been compensated by the delivery of additional shares to ensure that as of the date of such share split the Weighted Price of each share delivered to the Sellers pursuant to section 2.3(d) is no less than U.S. $1.00 per share;

(e) any change of control of the board of directors of LOGICORP occurs without the prior written consent of the Sellers.

The purchase price in any repurchase of Purchased Shares shall be a repayment to the Buyer equal to all share consideration paid to Sellers to the date of the repurchase and all cash consideration paid to the Sellers in excess of $2.37 million and a cancellation of any outstanding promissory notes. In addition, the Parent will be required to deliver to the Sellers, common stock of the Parent equal to an aggregate of $500,000 at a price per share equal to the Weighted Price as of the date of the exercise of the repurchase rights by the Sellers. If the Sellers exercise their right of repurchase pursuant to this section, then all declared, booked and accrued amounts, if any, in respect of any distributions, management fees and other similar expenses referenced in section 4.6(i) shall be waived in their entirety by the Buyer and the Parent and upon the closing of the repurchase of the Purchased Shares, the Corporation and the Holding Companies shall be released of all obligations to pay any and all such distributions, management fees and similar expenses.

10.2 Restrictions. Unless the Sellers otherwise agree in writing, for a period of 16 months from the Closing Date:

(a) the Buyer shall not sell, transfer, convey, assign, encumber, redeem or otherwise dispose of, or enter into any agreement for the sale, transfer, conveyance, assignment, encumbrance, redemption or other disposition of the Purchased Shares, save and except to or in favour of the Sellers;

(b) the Buyer shall not vote the Purchased Shares so as to authorize, approve, ratify, allow or cause the Corporations or the Holding Companies:

      (i) to amend their respective Articles of Incorporation or Continuance so as to add, change or remove any provisions restricting or constraining the transfer or redemption of the Purchased Shares, or to amend, alter or change any rights, privileges, restrictions or conditions relating to the Purchased Shares,

      (ii) to amalgamate, merge or re-organize with any other corporation or entity,

      (iii) to be continued under the laws of any other jurisdiction,

      (iv) to sell, lease or exchange all or substantially all of their property and assets,

      (v)   to be dissolved, wound-up or liquidated, or

      (vi)  to do or permit any act contrary to sub-clause (c) of this section;

(c)   the Corporation and the Holding Companies:

      (i) shall carry on and conduct their business in the ordinary normal course consistent with past practice, and shall use their reasonable best efforts to preserve the Assets, the Business and the goodwill of clients and suppliers associated with the Business,

      (ii)  shall not change the nature of the Business.

      (iii) shall not, except for the RCA Loans, and an operating loan and credit facility in the maximum aggregate amount of $4,600,000, incur any other indebtedness, obligations or liabilities or permit the Assets to be encumbered, mortgaged or charged, out of the ordinary course of business,

      (iv) shall not pay any dividends or other distributions on any shares in the capital of the Corporation or the Holding Companies or pay bonuses to its shareholder or to any person not at Arms-Length with the Buyer or the Parent if such dividends, distributions or bonuses result in the consolidated retained earnings of the Corporation and the Holding Companies falling below $425,000.00 as at the time of payment of any such dividend, distribution or bonus,

      (v) shall not sell, issue or allot any additional shares or securities in their capital stock to any person or entity or enter into any agreement, option or other commitment in respect thereof;

      (vi) shall not assume, guarantee, indemnify, endorse or otherwise become directly or contingently liable for any obligation or indebtedness of any other person nor provide financial assistance to any other person, and

      (vii) shall not loan any monies to any person not dealing at Arms-Length with the Corporation, the Holding Companies, the Buyer or the Parent.

10.3 Formal Agreement. At the Time of Closing the Buyer, the Parent and the Sellers shall enter into formal agreement documenting the repurchase rights set forth herein and providing for the closing procedures and requirements relating to the repurchase of the Purchased Shares.

                            11.00 - GENERAL MATTERS

11.1 Public Announcement. The parties to this Agreement agree that a public announcement of this Agreement and the transactions herein contemplated shall be made upon execution of this Agreement in a form and at a time agreed to by the parties hereto prior to execution of this agreement except that it shall be done on a basis so as not to violate any securities regulations or laws. The parties agree that the Purchase price shall not be made public unless required by such securities laws.

11.2 Notices. All notices, requests, demands or other communications required or desired to be given or made by one party to another shall be given in writing by personal delivery or prepaid registered mail or by facsimile transmission or other means of instantaneous transmission in regular commercial usage at such time, verified by a transmission report, as follows:

         to the Sellers:                    c/o McLennan Ross
                                            Barristers and Solicitors
                                            600, 12220 Stony Plain Road
                                            Edmonton, AB  T5N 3Y4
                                            Attention: Darren Becker, Q.C.
                                            Fax: (780) 482-9102

         to the Buyer:                      Chell Merchant Capital Group Inc.
                                            14 Meteor Drive
                                            Toronto, Ontario
                                            M9W 1A4
                                            Attention: Don Pagnutti, CFO
                                            Fax: (416) 675-6666

         with a copy to:                    Morrison, Brown, Sosnovitch LLP
                                            1 Toronto Street
                                            Suite 910
                                            Toronto, Ontario
                                            M5C 2V6
                                            Attention: Kevin Gallagher
                                            Fax: (416) 368-6068

or at such other address as may be given by any of them to the others. Any notice or other communication so given or made shall be conclusively deemed to have been given and received when delivered personally, if delivered personally, or when transmitted, if given by facsimile transmission, provided that if it is delivered or transmitted on a day which is not a Business Day then the notice or communication shall be deemed to have been given and received on the next Business Day following such date, or on the fifth (5th) Business Day following the date of mailing, if mailed by prepaid registered mail, except in the event of disruption of mail services in which event any notice shall be delivered personally or by facsimile transmission.

11.3 Expenses. The expenses incurred by each of the parties in connection with the negotiation of this Agreement and the completion of the transactions provided for in this Agreement, including, except as otherwise provided in this Agreement, the fees of their respective accountants and solicitors in connection with such transactions, shall be borne by such party. For greater certainty, the Sellers shall ensure that all expenses of the transactions contemplated herein, legal and accounting advice are borne by the Sellers and not the Corporation or Holding Companies. Sellers shall also be responsible for the payment of all annual fees of the trustee required to hold special voting shares of the Sellers in Chell Group Corporation. Current fees are approximately $6,000 per year.

11.4 Time of the Essence. Time is of the essence of this Agreement and every part of this Agreement and no extension or variation of this Agreement shall operate as a waiver of this provision. Notwithstanding such, the parties hereto agree that where the fulfilment of any condition relies on the action of a third party, that such reasonable extensions as are necessary to ensure the fulfilment of such conditions shall be granted by the parties hereto, it being understood that Closing shall take place, in any event, not later than the 1st day of March, 2002.

11.5 Governing Law. This Agreement and any of the agreements required to be executed pursuant to the provisions of this Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Alberta and of Canada applicable thereto and the parties submit to the jurisdiction of the courts of the Province of Alberta.

11.6 Severability. If any of the provisions contained in this Agreement are, for any reason, held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained in this Agreement unless the deletion of such provision or provisions would result in such a material change as to cause the completion of the transactions contemplated in this Agreement to be unreasonable.

11.7 Further Assurances. The parties covenant and agree to execute such further and other documents and undertake such other actions as may be reasonably required to give effect to the terms and intent of the transactions contemplated in this Agreement.

11.8 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each of the parties and delivered to each of the other parties.

11.9 Enurement. This Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective heirs, administrators, executors, successors and permitted assigns, provided that the rights of any party hereto may not be assigned without the prior written consent of all other parties hereto.

11.10 Time Periods. When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference day in calculating such period shall be excluded.

11.11 Contra Proferentum. Each party hereto acknowledges that each party and its legal counsel have reviewed and participated in settling the terms of this Agreement, and the parties hereby agree that any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement on the date first above written.

                                       CHELL GROUP CORPORATION

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------


                                       CHELL MERCHANT CAPITAL GROUP INC.

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------

--------------------------------------          ---------------------------
Witness                                         MELANIE JOHANNESEN

--------------------------------------          ---------------------------
Witness                                         RANDY BAXANDALL

--------------------------------------          ---------------------------
Witness                                         MORRIS CHYNOWETH

--------------------------------------          ---------------------------
Witness                                         ELAINE CHYNOWETH


                                       JOHANNESEN FAMILY TRUST

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------

                                       BAXANDALL FAMILY TRUST

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------


                                       MERC FAMILY TRUST

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------


                                       LOGICORP DATA SYSTEMS LTD.

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------


                                       LOGICORP SERVICE GROUP LTD.

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------


                                       123557 ALBERTA LTD.

                                       Per:
                                           --------------------------------

                                       Per:
                                           --------------------------------


                                       591360 ALBERTA LTD.

                                       Per:
                                           --------------------------------

                                Schedule 3.2(h)

1. A convertible debenture in the amount of US$1.7 million with VC Advantage Limited Partnership dated October 3, 2000 and subsequently assigned to CALP II Limited Partnership in trust was converted into two five year promissory notes covering all principal and accrued interest to date. The notes are for US$504,900 to Advantage Bermuda (Fund) Ltd. and for US$1,365,100 for Canadian Advantage Limited Partnership. Interest at 10% is payable in common stock of Parent and there are no principal payments until the due date of August 31, 2006. Guarantees and General Security Agreements were entered into by Parent subsidiaries to support the obligations.

2. A conditional agreement for the merger with Stardrive Solutions Inc. as reported in Parent's 8K filing has some debt obligations including an obligation to provide a bridge loan to Stardive Solutions Inc. prior to closing.

3. An agency agreement was entered into with J Gunnar & Associates permitting them to act as agents for the Parent in the sale of Parent convertible notes pursuant to a private placement memorandum. The minimum closing is for US$3,000,000 and the maximum is for US$8,000,000.

4. The existing Royal Bank Mortgage for CDN$1,200,000 was replaced by a mortgage for CDN $1,250,000 plus an operating line of CDN $300,000 with the Bank of Montreal.

5. A securities purchase agreement was entered into between parent and Big Fish Ltd. to purchase 250,000 units in the VC Advantage (Bermuda) Fund Ltd. Parent is paying the purchase price by way of a promissory note for the full purchase price of $1,500,000. The value of the units is guaranteed by a mortgage on property of BOTB Corporation. The note is payable in 5 years with interest of 3% per annum payable in stock of the Parent.

                PARENT AND BUYERS DIRECTORS AND OFFICERS SCHEDULE

BUYER - CHELL MERCHANT CAPITAL GROUP INC.

DIRECTORS

Donald Pagnutti
Cameron Chell
Gordon Herman

OFFICERS

Mark Truman  Secretary
Cameron Chell  President and CEO
Donald Pagnutti  Vice-President Finance and CFO
Gordon Herman  Senior Managing Director

PARENT - CHELL GROUP CORPORATION

DIRECTORS

Cameron Chell
Don Pagnutti
Gord Herman
David Bolink
Adrian Towning
Bob Stone
Shelly Singhal

OFFICERS

Cameron Chell  CEO and President
Donald Pagnutti Executive Vice-President and CFO
Mark Truman  Secretary

                                RCA LOAN SCHEDULE
                        DUE TO RCA TRUSTS AT NOV 30, 2001

                                                   Due to Fred
Due to Morris Chynoweth       Due to Randall   Johannesesn RCA      Total Due to
              RCA Trust  Baxandall RCA Trust             Trust        RCA Trusts
================================================================================

              $ 536,505            $ 530,307         $ 530,264       $ 1,597,076

              PARTICULARS OF LIFE AND DISABILITY INSURANCE POLICIES

Policy #       JR 124789                   JR124791                     JR124790

Insurer        RBC Dominion                RBC Dominion                 RBC Dominion

Policy Type    Security Fund               Security Fund                Security Fund

Policy Date    9/6/1996                    9/6/1996                     9/6/1996

Owner          Logicorp Data Systems Ltd.  Logicorp Data Systems Ltd.   Logicorp Data Systems Ltd.

Beneficiary    Logicorp Data Systems Ltd.  Logicorp Data Systems Ltd.   Logicorp Data Systems Ltd.

Life Benefit   $500,000.00                 $500,000.00                  $500,000.00

Note:

      1. The policies noted above will be transferred to Fred, Randy and Marrio or their respective nominee prior to the Closing Date.
      2. Life Insurance Policies JR131691, JR131692, JR131693 were transferred to Fred, Randy and Mario as of Nov 30, 2001.
      3. Disability Policies H-0947105, H-0947106, H-0947126 are not being renewed by the Corporation.

                  SELLERS DISCLOSURE SCHEDULE - SECTION 3.1(x)
                                EQUIPMENT LEASES

LOCATION          TYPE                 LESSOR                      Contract #    MONTHLY AMOUNT   BUYOUT
========================================================================================================
VANCOUVER BRANCH  TELEPHONE EQUIPMENT  GE CAPITAL                       2002877       356.9       163.67
VANCOUVER BRANCH  TELEPHONE EQUIPMENT  GE CAPITAL                       2002288       34.44       206.64
VANCOUVER BRANCH  TELEPHONE EQUIPMENT  GE CAPITAL                         90015      398.45      2358.45
SASKATOON BRANCH  POSTAGE METER        PITNEY BOWES LEASING            260978-9       39.95          N/A
EDMONTON BRANCH   POSTAGE METER        PITNEY BOWES LEASING       04372597-0001       46.45          N/A
VANCOUVER BRANCH  POSTAGE METER        FRANCOTYP-POSTALIA CANADA         168444       42.95          N/A

                  SELLERS DISCLOSURE SCHEDULE - SECTION 3.1(v)
                                 LEASED PROPERTY

                                                                                 CONSENT
                                                                            REQUIREMENTS
                                                                           IN RESPECT OF
                                                               DATE OF         CHANGE IN
LOCATION          ADDRESS                    LANDLORD           LEASE            CONTROL
----------------------------------------------------------------------------------------
             1400 COLLEGE PLAZA,            COLLEGE PLAZA                  CAN TERMINATE
EDMONTON     8215 - 112 STREET,         INC/AGENT - WESTCORP               WITH 30 DAYS
             EDMONTON AB                        INC.           2/15/1999   NOTICE

             708 - 11TH AVENUE S.W.      METROPOLITAN LIFE
CALGARY      CALGARY, ALBERTA            INSURANCE COMPANY     7/29/1998   NONE

                                                                           CHANGE IN
                                                                           CONTROL
VANCOUVER    SUITE 500, 1130 WEST       1862 HOLDINGS LTD./                DEEMED TO
             PENDER STREET,                AGENT BENTALL                   CONSTITUTE A
             VANCOUVER, B.C.            PROPERTY MANAGEMENT    10/1/1998   SUB-LEASE

             SUITE 221 BAYSIDE          BENTALL PROPERTIES
             CENTRE, 255 - 2ND              LTD/TRUSCAN                    CAN TERMINATE
SASKATOON    AVENUE NORTH, SASKATOON,        PROPERTIES                    WITH 5 DAYS
             SASKATCHEWAN               LTD/WESTERN LIMITED     5/1/1999   NOTICE

REGINA       212 - 2505 -11TH AVENUE,   RAINHA PROPERTIES o/a
             REGINA SASKATCHEWAN         MACRO BUSINESS PLACE  6/15/2001   NONE

             1500 COLLEGE PLAZA,           COLLEGE PLAZA                   CAN TERMINATE
CORPORATE    8215 - 112 STREET,         INC/AGENT - WESTCORP               WITH 30 DAYS
             EDMONTON AB                        INC.           2/15/1999   NOTICE

                 SELLERS DISCLOSURE SCHEDULE - SECTION 3.1(kk)

                           LOGICORP DATA SYSTEMS LTD.
                      SUMMARY OF EMPLOYEES AND COMPENSATION

                   CONFIDENTIAL - DELETED FOR FILING PURPOSES

                  SELLERS DISCLOSURE SCHEDULE - SECTION 3.1(ii)
                            Contracts and Agreements

Agreement Type          Name                      Document Number     Effective Date           Period     Value
Reseller
                        Computer Associates       605007-001             29-Mar-01           27-Mar-04    1250 /yr
                        Compaq Canada                                    24-Oct-01           23-Oct-01
                        IBM Canada                                        7-Dec-99            6-Dec-01
                        HP Canada                                        28-Sep-01           28-Sep-02
                        Sitara Networks                                   3-Oct-00            3-Oct-03
                        Oracle                                            4-Oct-00            3-Oct-03
                        Educom                                           14-May-01            1-May-03
                        3 Com                     CFP0008                15-Oct-01           28-Feb-02
                        Microsoft                                         3-Dec-01            2-Dec-02
                        Avaya                                            30-Nov-01           30-Nov-02
                        XIOtech                                           3-Dec-01            3-Dec-02
                        Citrix                                           15-Nov-01           14-Nov-01
                        Novell                                            1-Mar-98             ongoing
                        Viewsonic                                        27-Sep-01           27-Sep-03
Service Authorization
                        Compaq Canada             SVA0009503             27-Jan-01           26-Jan-02
                        IBM Canada                                        7-Dec-99            6-Dec-01
                        HP Canada                                        28-Sep-01           28-Sep-02
                        Toshiba
                        Sony
                        Supercom                                          4-Dec-01            3-Dec-02
                        Microsoft                                         3-Dec-01            3-Dec-02
                        Avaya                                            30-Nov-01           30-Nov-02
                        Computer Associates       605007-001             29-Mar-01           27-Mar-04
                        Novell                                            1-Mar-98             Ongoing

Service Agreement
Internet working
service agreement   Telus                                                 6/5/2000            5-Jun-05    3505 /mth

Customer Agreements
Technology Rollover Telus                         M106070-1               4/1/2001            1-Apr-04    3150 /yr
Technology Rollover Telus                         M004050-1              11/1/2000            1-Nov-03    2697 /yr
Technology Rollover Telus                         M007062-1              11/1/2000            1-Nov-03     357 /yr
Technology Rollover Telus                         M007050-1              11/1/2000            1-Nov-03     119 /yr

All agreements and documents relating to:
    * The RCA Loans
    * The credit facilities with HSBC
    * The Encumbrances listed in the Encumbrances Schedule 3.1(o)
    * The Real Property Leases liseted in Schedule 3.1(v)
    * The Equipment Leases listed in Schedule 3.1(x)

               GENERAL LIABILITY AND EXTENDED INSURANCE COVERAGE

        Policy #                        MPR 2738212

        Insurer                         Continental Insurance Company

        Policy Type                     See attached

        Policy Date                     April 30, 2001 - April 30, 2002

        Owner                           Logicorp Data Systems

        Beneficiary                     Ltd. Logicorp Data Systems Ltd.

As per the attached.

                  SELLERS DISCLOSURE SCHEDULE - SECTION 3.1(y)

                                    INSURANCE

See particulars in the 13 pages attached.

       SELLERS DISCLOSURE SCHEDULE - SECTION 3.1(h) FINANCIAL ASSISTANCE

Logicorp Data Systems has guarranteed the amounts loaned from the RCA Trusts which amounted to $1,597,076 at Nov 30, 2001